Exhibit 23(p)(2)

INVESTMENT ADVISER CODE OF ETHICS

FOR

RETAIL ACCESS PERSONS:

•	EMPLOYEES, INCLUDING P1 & FSC ADVISORS

•	P2 ADVISORS AND EMPLOYEES/CONTRACTORS OF P2 ADVISORS

AMERIPRISE FINANCIAL, INC. AND ITS

AFFILIATES

April 2008

IA Code of Ethics for Retail Access Persons	1

Investment Adviser Code of Ethics

Ameriprise Financial, Inc. and its Affiliates

OVERVIEW	3
Required Standards of Business Conduct	4
General Policy on Accepting Gifts	5
Fiduciary Principles	6

DEFINITIONS	7

PERSONAL TRADING RULES FRAMEWORK	8
Applicability	8
General Rules	9
Basis for Rules	11

REPORTING REQUIREMENTS FOR RETAIL ACCESS PERSONS	12
Securities Activities Which Must Be Reported	12
How To Comply	12
Exceptions to Limited Choice	13
Securities Reporting for Retail Access Persons	14

ADDITIONAL RULES & REPORTING REQUIREMENTS	16
Limited Offerings (Private Placement) Preclearance – Equity and Fixed Income	16
Initial Holdings Disclosure	17
Annual Certification and Annual Holdings Disclosure	17
Quarterly Reporting and Certification	17
Investment Clubs	18
Sanctions	19
Unusual Trading Activity	19

RESPONSIBILITIES OF THE CHIEF COMPLIANCE OFFICER	20

AMERIPRISE FINANCIAL INSIDER TRADING POLICY	21
A. General	21
B. What is “Material Non-Public Information”?	21
C. Criminal and Civil Penalties and Regulatory Sanctions for Insider Trading	23
D. Prohibitions Regarding Misuse of Material Non-Public Information	24

Appendix A: Initial Personal Account and Holdings Disclosure

Appendix B: Brokerage Account Notification Form

Appendix C: Limited Choice Exception Request

Appendix D: Investment Club Client Disclosure Form

IA Code of Ethics for Retail Access Persons	2

Overview

As a condition of your continued employment or association with Ameriprise Financial, Inc. or its affiliates (“Ameriprise Financial”), you are required to read, understand, and fully comply with this Code of Ethics. The Code of Ethics also incorporates into its terms and requirements the provisions of other important documents to which you are subject; namely, the Ameriprise Financial Code of Conduct and, for financial advisors and their employees, the policies and procedures contained in the Regulatory Information Center.

It is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients’ interests, or do anything that could damage or erode the trust our clients place in Ameriprise Financial. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code. In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action, you should seek immediate assistance from your leader, Personal Trade Compliance, the Chief Compliance Officer, or by calling the Employee Relations Group Service Center at 877-267-HR4U, option 2. If the Code of Ethics is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code.

The Code covers not only the activities you perform on a day-to-day basis, but also your personal securities transactions as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence.

Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include bans on personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment or association with Ameriprise Financial. Repeat violations of the Code will result in progressively stronger sanctions. Self-reporting a violation of the Code will be considered in determining the appropriate sanction for the violation.

This Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You are also required to provide similar certifications when the Code is amended. On an annual basis you must certify that you have complied with the Code during the past year and will continue to do so going forward.

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Required Standards of Business Conduct

Under this Code of Ethics all supervised persons of Ameriprise Financial must comply with Ameriprise Financial’s standards of business conduct. These standards are the following:

•	Compliance with all applicable laws and regulations, including the federal securities laws and our fiduciary obligations;

•	Compliance with this Code of Ethics;

•	Compliance with the Ameriprise Financial Code of Conduct;

•	Compliance with all other policies and procedures applicable to your position and assigned responsibilities, including any specific gift policies;

•	Financial advisors and their employees must also comply with the policies and procedures contained in the Regulatory Information Center.

These standards apply to all individuals, at all levels of the organization. Compliance with applicable laws and regulations is mandatory for everyone and is not subject to business priorities or individual discretion. If at any time you have a question about the legality of a course of action you should consult with the General Counsel’s Office before proceeding.

The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser to act in utmost good faith with respect to its clients, and to provide full and fair disclosure of all material facts, particularly where the adviser’s interests may conflict with the client’s. The Adviser has a duty to deal fairly and act in the best interests of its clients at all times.

All employees and certain other associated persons of Ameriprise Financial must also comply with the Ameriprise Financial Code of Conduct. The Code of Conduct deals with issues covering, among other things, the acceptance of gifts, service on the boards of public companies and other outside activities. For specific guidance on these and other topics that may not be specifically covered by the Code of Ethics you should refer to the Code of Conduct and the Regulatory Information Center.

All financial advisors and their employees associated with Ameriprise Financial must comply with the policies and procedures contained in the Regulatory Information Center. The provisions of the Code of Ethics and the Regulatory Information Center should not conflict. In the event the provisions of the Code of Ethics or the Regulatory Information Center conflict or appear to conflict with those contained in the Code of Conduct you should follow the guidance contained in the Code of Ethics or the Regulatory Information Center. If at any time you feel there is ambiguity as to what the appropriate course of action should be in a particular situation you should immediately seek assistance from the General Counsel’s Office or the Compliance Department before you act.

You are also subject to compliance policies and procedures and other policies and procedures adopted by the organization. You are responsible for being familiar with and complying with these policies and procedures. If you are uncertain as to these additional policies and procedures to which you are subject, speak with your leader.

As described in greater detail below, the Code of Ethics also addresses personal securities trading activities in an effort to detect and prevent illegal or improper transactions.

Under this Code of Ethics you have a duty to promptly report any violation or apparent violation of the Code of Ethics (including the Code of Conduct and the Regulatory Information Center) to the Chief Compliance Officer or Personal Trade Compliance. You can also report violations or

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possible violations through the Employee Relations Group Service Center at 877-267-HR4U, option 2, or anonymously via Ethicspoint® at 800-963-6395. This duty exists whether the violation or apparent violation is yours or that of another associated person of Ameriprise Financial. All such reports will be treated confidentially to the extent permitted by law and will be investigated promptly and appropriately. Ameriprise Financial prohibits retaliation against individuals who report violations or apparent violations of the Code in good faith and will treat any such retaliation as a further violation of the Code. However, it must be understood that associated persons of Ameriprise Financial who violate the Code are subject to sanctions for the violation even if they report the violation.

General Policy on Accepting Gifts

Instances may arise in the course of business where a person or organization offers you a gift. When being offered a gift, you will need to determine whether or not the gift can be accepted. The Ameriprise Financial Code of Conduct provides general guidance. More specific information can be located within each business entity’s gift policy:

•	Employees of Ameriprise Financial Services, Inc. (AFSI) should reference the company intranet site Inside for their Gifts & Entertainment policy

•	Employees of American Enterprise Investment Services (AEIS) should reference the company intranet site Inside for their Gifts & Entertainment policy

When receiving a gift, it is imperative to avoid even the appearance of a conflict of interest, regardless of the value of the gift. Sometimes a situation may be unclear. If you are unsure whether to accept a gift, talk with your leader. If your leader is unsure, or feels an exception should be made, he or she should contact the unit’s Business Unit Compliance Officer (BUCO) for guidance. Above all, the decision should comply with the spirit of the Code of Conduct and this Code of Ethics.

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Fiduciary Principles

The following general fiduciary principles shall govern your activities and the interpretation and administration of these rules:

•	The interests of our advised and sub-advised account clients (including Mutual Fund shareholders) must be placed first at all times.

•

All personal trading transactions must be conducted consistent with the rules contained in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•

You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict – or the appearance of a conflict – between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance.

•	Company personnel should not take inappropriate advantage of their positions.

In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

•	Defrauds a client in any manner;

•	Misleads a client, including any statement that omits material facts;

•	Operates or would operate as a fraud or deceit on a client;

•	Functions as a manipulative practice with respect to a client; and

•	Functions as a manipulative practice with respect to securities.

These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.

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Definitions

This Investment Adviser Code of Ethics for Retail Access Persons applies to all associated persons of Ameriprise Financial other than Investment Access Persons or certain others who receive notice that a different Code of Ethics applies to them.

Access Persons: supervised persons and other persons who are employees or associated persons of Ameriprise Financial, who have access to nonpublic information regarding clients’ purchase or sale of securities or non public information regarding the portfolio holdings of Proprietary Funds, are involved in making securities recommendations to clients, or who have access to recommendations that are nonpublic.

Retail Access Persons: Access Persons who have access only to Ameriprise Financial retail client information.

Investment Access Persons: Access Persons who have access to Ameriprise Financial / RiverSource institutional client information. Investment Access Persons are also subject to rule 17j-1 under the Investment Company Act of 1940.

Brokerage Account: A Brokerage Account is an account held at a licensed brokerage firm in which securities are bought and sold (e.g., stocks, bonds, futures, options, Mutual Funds). This includes employer-sponsored incentive savings plans.

Covered Mutual Funds: Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of January 1, 2008, Covered Mutual Funds include:

•	RiverSource Mutual Funds (both retail and variable portfolio funds)

•	John Hancock Funds (John Hancock Investment Services, LLC)

•	Diversified Investors Portfolios (Diversified Investment Advisors, Inc.)

•	Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.)

•	Nationwide Funds (Nationwide Fund Advisors)

Initial Public Offering (IPO): a corporation’s first offering of stock to the public. Purchases of initial public offerings are prohibited.

Limited Offerings (Private Placements): an offering of securities exempt from registration due to certain exemptions such as the size of the offering and the number of purchasers. You are not allowed to invest in Limited Offerings (Private Placements) without preclearance – see page 16.

Supervised Person: any partner, officer, director (or other person occupying a similar status or performing similar functions), or an employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

Mutual Funds: U.S. registered open-end investment companies the shares of which are redeemable on any business day at the net asset value, including Mutual Funds that underlie variable annuity and variable life insurance contracts.

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Personal Trading Rules Framework

Applicability

These rules apply to securities trading in which you have a beneficial ownership. Beneficial ownership includes accounts held in the name of any of the following individuals:

•	You

•	Your spouse/partner

•	Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement where they give advice and also have a direct or indirect ownership.

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General Rules

These general rules, along with the procedures contained in the rest of this document, must always be followed:

1.	No use of inside information (refer to “Ameriprise Financial Insider Trading Policy” on page 21).

2.	No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our Mutual Funds or other advised accounts by trading in a security before the fund or advised account does. You are not allowed to trade in a particular security ahead of, or at the same time as, your clients’ accounts.

3.	No misuse of material non-public information relating to Mutual Funds, including information relating to portfolio holdings or pricing.

4.	No Access Person shall divulge to any person any client holdings, any recommendation made to a client, or any contemplated or completed securities transactions or trading strategies of a client, except as required in the performance of his or her duties and only to the extent such other person has a need to know such information to perform his or her duties. Disclosures of any past, current or contemplated client holdings must be consistent with the Portfolio Holdings Disclosure policy.

5.	No market timing (short-term trading) in shares of Mutual Funds. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Mutual Fund in one account and sell them from another account in market timing transactions), including the Ameriprise Financial 401(k) Plan and Mutual Funds underlying a variable annuity and variable life insurance contracts.

This prohibition also applies to investments through pooled investment vehicles, such as hedge funds, that may engage in market timing. You are responsible for ensuring that no pooled investment vehicle in which you invest engages in market timing.

If you invest in a hedge fund whose offering document does not state whether the hedge fund engages in market timing of Mutual Funds, you should obtain written assurance from the hedge fund that it does not engage in market timing of Mutual Funds.

6.	No purchasing of initial public offerings.

7.	No preferential treatment from other brokerage firms due to the purchaser’s employment by or association with Ameriprise Financial.

8.	No direct trades with broker/dealers’ trading desks.

9.	No non-retail relationships with broker/dealers.

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10.	No use of Ameriprise Financial’s name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

11.	No speculative trading of Ameriprise Financial stock, which is characterized by transactions in “put” or “call” options, or short sales or similar derivative transactions. Ameriprise Financial discourages short-term trading in its own stock. This includes soliciting speculative trades in Ameriprise Financial securities. You should not solicit or offer an opinion on Ameriprise Financial stock. (Subject to the Ameriprise Financial Insider Trading Policies, you are allowed to exercise any Ameriprise Financial stock options you have received as a result of your employment with the Company. Members of the Executive Leadership Team, however, must preclear these trades through the Corporate Secretary’s office.)

12.	No stopping stock. This is defined as a guarantee by a specialist that an order placed by a Floor Broker will be executed at the best bid or offer price then in the Specialist’s book unless it can be executed at a better price within a specified period of time.

13.	When engaging in a personal securities transaction, an Access Person shall always place the interests of clients first and avoid any actual or potential conflict of interest or abuse of his or her position.

14.	Required forms must be filled out completely, accurately and on a timely basis. This includes quarter end reports. Violations of the Code, including late filing of periodic reports will be reported to Senior Management and the RiverSource Investments, LLC Funds Board of Directors.

15.	Required forms must be filled out completely, accurately and on a timely basis. This includes annual and quarter end reports.

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Important:

•

Obligation to Report Violations: Any person who discovers that he or she or another person has violated or apparently violated these general rules or other provisions of this Code must promptly report the matter to the Chief Compliance Officer, Personal Trade Compliance or your leader.

•

Personal Trading Records Subject To Review By Regulators: The SEC and FINRA have the authority to review individuals’ personal trading records. It is not unusual in the course of regulatory exams for the examiners to interview individuals about their trading activity or violations of the Code of Ethics.

•	Even if you receive preclearance, you cannot be ensured that you have not violated the Code. Receiving preclearance does not exclude you from other personal trading rules included in this Code.

•	The Compliance Department has the authority to review records and request additional information.

•

The privacy of your reported information is extremely important and will be held in the utmost confidence but is subject to review and action by appropriate personnel such as Personal Trade Compliance personnel.

Basis for Rules

The rules and procedures that apply to personal trading for Retail Access Persons are derived from:

Securities and investment laws

•	Securities Act of 1933

•	Securities Exchange Act of 1934

•	Investment Company Act of 1940 (Rule 17j-1)

•	Investment Advisers Act of 1940 (Rule 204A-1)

•	Insider Trading and Securities Fraud Enforcement Act of 1988

Rules, regulations and corporate policies

•	Securities and Exchange Commission (SEC)

•	Financial Industry Regulatory Authority (FINRA)

•	Ameriprise Financial Insider Trading Policy

•	Ameriprise Financial Code of Conduct

Investment Company Institute (ICI) Guidelines to Industry on Personal Investing

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Reporting Requirements for Retail Access Persons

Securities Activities Which Must Be Reported

All personal securities trading activities (e.g., stocks, options, bonds, Covered Fund shares), whether bought or sold, must be reported, with the exception of such things as money market mutual funds and certificates of deposit. See “How to Comply” section below for more information. A chart indicating which transactions must be reported is located on pages 14-15. You must report activity involving securities trading in which you have a beneficial ownership. This includes accounts held in the name of any of the following individuals:

•	You

•	Your spouse/partner

•	Financially dependent members of your household

In addition, these rules apply to the following types of accounts if any of the individuals listed above:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement where you give advice and also have a direct or indirect ownership.

How To Comply

Limited Choice Policy: Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of three brokers – Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch. See page 14-15 for a complete list of securities subject to this limited choice policy.

You must report any new accounts opened by immediately completing the following steps:

•	Complete the Brokerage Account Notification Form in Appendix B and return it to Personal Trade Compliance, H26/1880.

•

Notify your broker of your association with Ameriprise Financial. You are responsible for notifying your broker that you work for Ameriprise Financial, a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

Note: Accounts owned solely by spouses/domestic partners and other financial dependants of non-licensed employees of P2 advisors are not required to be transferred to one of the three limited choice brokers. These accounts must still be reported on required Certification forms.

Accounts owned directly by non-licensed employees of P2 advisors must be held at one of the three limited choice brokers.

Note for P2 advisors, paraplanners, AFAs and employees of P2 advisors: Based on activities you or your employing P2 advisor conducts in client accounts, you may be required to conduct all of your personal trading activity at Ameriprise Financial.

Failure to comply with the Limited Choice Policy and failure to disclose all Covered Mutual Fund accounts and applicable Brokerage Accounts and securities are violations of the Code and may result in a sanction, which includes possible termination.

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What types of investments must be transferred to or held at one of the limited choice firms?

•	Stocks — common (including Ameriprise Financial), preferred, convertible preferred, short sales, rights, or warrants

•	Corporate bonds (including convertible and foreign)

•	State and local municipal bonds

•	Derivatives, including futures, options and index securities

•	Limited partnerships (if purchased through a Brokerage Account)

•	Unit Investment Trusts (UITs), American Depository Receipts (ADRs) and Real Estate Investment Trusts (REITs), Exchange Traded Funds and closed-end funds.

•	Managed or wrap accounts in which individual securities are held and the investor has the ability to exercise trading discretion

•

RiverSource Mutual Funds must be held through Ameriprise Brokerage, Ameriprise Financial 401(k) Plan, “at fund” (directly with the Mutual Fund), or underlying a variable annuity or variable life insurance contract from IDS Life Insurance Company or another affiliate of Ameriprise Financial

What investments are not subject to this limited choice policy?

Some investments are not subject to this policy, and therefore, do not need to be transferred. You may continue to hold the following investments in accounts at other firms:

•	Open-end Mutual Funds other than RiverSource Mutual Funds

•	Annuities

•	Certificates of Deposit, savings certificates, checking and savings accounts and money market accounts

•	Commercial paper

•	Dividend reinvestment plans

•	Employer sponsored incentive savings plans

•	US Government bonds (U.S. Treasury notes, bills, bonds, STRIPS, savings bonds)

•	Church bonds

•	Limited Offerings / Private Placements (These transactions require specific preclearance-see page 16)

•	Managed or wrap accounts that do not include individual securities

Exceptions to Limited Choice

Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers – Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch – will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found in Appendix C.

Note that if you are granted an exception for a managed account where you have no trading discretion, you and your broker will be required to re-certify to this annually in order to maintain that exception.

If you are granted an exception, you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.

An exception to the limited choice policy does not eliminate the need to comply with the rest of this Investment Adviser Code of Ethics.

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Securities Reporting List for Retail Access Persons

This chart lists which securities are subject to Limited Choice* and must be reported on your initial and annual certification.	Is Reporting Required & subject to Limited Choice*?
American Depository Receipts/Shares/Units (ADRs/ADSs/ADUs)	Yes

Annuities — Fixed (other than market value adjusted annuities)	No

Annuities — Variable and market value adjusted annuities	Yes Report underlying Covered Mutual Funds

American Express Stock	Yes

(Options on) American Express Stock (i.e., puts and calls)	Yes

American Express employee stock options (Obtained as a part of an incentive plan. This also includes other company employee stock option plans)	Yes

Ameriprise Financial Stock	Yes Executive Leadership Team must preclear trades with the Corporate Secretary’s office

(Options on) Ameriprise Financial Stock (i.e., puts and calls)	Prohibited

Ameriprise Financial employee stock options (obtained as a part of an incentive plan)**	Yes Executive Leadership Team must preclear trades with the Corporate Secretary’s office

Bonds and other debt instruments, including but not limited to: • Corporate • U.S. Guaranteed or of federally sponsored enterprises (FHLMC, FNMA, GNMA, etc.) • Municipal • Closely held	Yes

Bonds and other direct debt instruments of the U.S. Government: (e.g., Treasury notes, bills, bonds or STRIPS)	No

Bonds — convertible	Yes

Bank certificates of deposit, Savings Certificates, checking and savings accounts and money market accounts, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements.	No

Currency Accounts	No

Derivatives (DECS, ELKS, PRIDES, etc.)	Yes

Futures: commodity, currency, financial, or stock index	Yes

Index Securities — (e.g., S&P 500, SPDRS/SPY, Diamonds/DIA, Cubes/QQQ, Exchange Traded Funds, Holders Trusts)	Yes

Life Insurance (variable)	Yes Report underlying Covered Mutual Funds

Limited Offerings / Private Placements — Equity and Fixed Income	Yes (see page 16)

Limited Partnerships	Yes

Managed or wrap accounts:

• If individual securities held and investor has ability to exercise trading discretion	Yes

• If individual securities held and investor does not have ability to exercise trading discretion	Yes

Yes

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This chart lists which securities are subject to Limited Choice* and must be reported on your initial and annual certification.	Is Reporting Required & subject to Limited Choice*?
• If individual securities not held	Yes

Money market mutual funds	No

Mutual Funds: Open-end Mutual Funds that are “Covered Mutual Funds” (these are Mutual Funds other than money market mutual funds that are advised or sub-advised by RiverSource Investments or Kenwood Capital Management or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of January 1, 2008, Covered Mutual Funds include RiverSource Mutual Funds, John Hancock Funds, Diversified Investors Portfolios, Calvert/Ameritas Funds and Nationwide Funds.)	Yes

Mutual Funds (including money market mutual funds): Open-end mutual funds that are not “Covered Mutual Funds”	No

Mutal Funds: Closed-end funds	Yes

Options on stocks	Yes

Options: exercise of option to buy or sell underlying stock	Yes

Options on futures and indices (currency, financial, or stock index)	Yes

REITS (Real Estate Investment Trusts)	Yes

Stocks: common or preferred	Yes

Stocks: convertible preferred	Yes

Stocks: short sales (short sales prohibited on Ameriprise Financial stock)	Yes

Stocks (owned) — exchanges, swaps, mergers, tender offers	Yes

Stocks — public offerings (initial OR secondary)	Prohibited

Stocks — Rights or warrants acquired separately	Yes

Treasury Inflation Protected Securities (TIPS)	No

Unit Investment Trusts (UITs)	Yes

*	Limited Choice: The Limited Choice policy requires that securities subject to the policy in the preceding table must be held/traded at one of the three Limited Choice brokers—Ameriprise Brokerage, Merrill Lynch or Schwab.

Special note for 401(k)s: reporting is required for any 401(k) or an employer-sponsored incentive savings plan that holds a security that is subject to the reporting requirements in the above table.

Special note for automatic investment plans: you do not need to report transactions that are made as part of a regular periodic purchase (or withdrawal). For example: payroll deduction, bank authorizations etc.

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Additional Rules & Reporting Requirements

Limited Offerings (Private Placement) Preclearance – Equity and Fixed Income

All Access Persons need to obtain approval to invest in any Limited Offerings (private placements), i.e., a security not offered to the public. Approvals must be obtained in writing from your immediate leader or registered principal, and Personal Trade Compliance prior to investing.

Limited Offerings include all hedge funds.

How to obtain approval — Write an explanation of the investment and submit the request to your leader or registered principal. Required information you must include in your request:

•	the nature of the investment

•	how you were solicited

•	approximate dollar amount you are planning to invest

•	whether or not the opportunity was being offered to any client accounts

•	whether the security is likely to be purchased by a client account in the future

In considering whether to make a request, consider whether your investment might create a conflict with a business interest of Ameriprise Financial. See the Ameriprise Financial Code of Conduct and the Regulatory Information Center.

How Limited Offerings/private placements are approved — Your leader or registered principal will approve or reject your request, and return the request to you. If approval is granted, send the request via Lotus Notes message to Private Placement Preclearance. You cannot enter into the proposed transaction without approval from Personal Trade Compliance.

Personal Trade Compliance will respond to you requesting any additional information or further documentation needed to make a decision. Upon receipt of all necessary documentation, Personal Trade Compliance will then confirm in writing whether you may invest. If your preclearance request is approved, if you are an employee Band 50 or above, you must report the investment on the quarterly reporting form, which will be provided to you near the beginning of each calendar quarter.

If you have questions about how the private placement approval process applies to a transaction you are considering, please contact Personal Trade Compliance by sending a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196 before you invest.

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Failure to completely and accurately disclose applicable brokerage & Covered Mutual Fund accounts, holdings and quarterly non-brokerage activity by the time frames specified by Personal Trade Compliance is a violation of the Code and may result in a sanction, which includes possible termination.

Initial Holdings Disclosure

New Access Persons must disclose certain accounts and securities holdings in which they have a beneficial interest, as indicated in the chart on pages 14-15 of this Code. You also must disclose all of the holdings in those accounts. All new Investment Access Persons will receive a copy of the Code of Ethics that applies to them and that includes an Initial Personal Account and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1880 within 10 days. An example of this form is located in Appendix A.

If you maintain a brokerage account outside of the limited choice brokers (Ameriprise Financial, Merrill Lynch, or Schwab) that holds securities subject to the limited choice policy, you must transfer your account(s) to one of limited choice brokers within 45 calendar days.

Annual Certification and Annual Holdings Disclosure

In addition to reporting requirements already outlined, every Access Person must submit an annual certification form. If you are new to the company, you will receive a form and instructions when you attend your orientation session. If you do not attend this orientation session, please contact Personal Trade Compliance at 612-671-5196 for the information.

All Access Persons must also disclose annually certain accounts and securities holdings in which they have a beneficial interest, as indicated in the chart on pages 15-16. Failure to disclose annual holdings by the time frames specified by Personal Trade Compliance may result in a sanction, which includes possible termination. Additionally, on an annual basis you must certify that you have complied with the Code during the past year and will continue doing so going forward.

All Access Persons will receive a form on an annual basis from Personal Trade Compliance. You must document your account(s) certification and holdings disclosures on this form.

Quarterly Reporting and Certification

All access persons must disclose on a quarterly basis if they executed securities transactions outside of a broker-dealer account or engaged in transactions in Covered Mutual Funds as identified on the quarterly reporting form.

Reporting forms will be available on Inside (for home office employees) and Advisor Compass (for field members) during the certification period. Those persons with reportable activity must return their forms to Personal Trade Compliance by the due date given.

Employees Band 50 and above will be sent a separate form which also requires reporting of Limited Offering (Private Placement) transactions during the quarter.

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Investment Clubs

There is no prohibition against joining an investment club. However, the account must be held at one of the limited choice brokers, Ameriprise Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from Personal Trade Compliance. When forming or joining an investment club, provide the following to Personal Trade Compliance:

•	a copy of the Brokerage Account Notification Form (see Appendix B)

•	a copy of your investment club’s bylaws

•

a list of the members in the club and an indication if any members are employees, independent contractors or associated persons of Ameriprise Financial. Please include the individual’s employee, Advisor, or contractor identification number.

•	the contact person for the club in case of questions

Advisors

You may not solicit clients of Ameriprise Financial to become investment club members, due to possible conflicts of interest. If an existing member of your investment club later becomes your client, you must obtain a written and signed disclaimer from him/her immediately. A sample copy of the disclaimer is attached in Appendix D.1, titled Investment Club Client Disclosure Form. This disclaimer must state the investment club relationship was pre-existing and entered into freely, and the client understands Ameriprise Financial in no way endorses, approves, or guarantees any activity undertaken by the club. Furthermore, the client/club members understand Ameriprise Financial has no responsibility for the financial results due to his/her participation in the club. A completed copy of the Client Disclosure Form must be routed to Personal Trade Compliance immediately.

IA Code of Ethics for Retail Access Persons	18

Sanctions

Sanctions will be imposed for violations of this Code or Ameriprise Financial, SEC, or FINRA rules or policies. These sanctions are communicated via violation letters and may vary depending on the severity of the violation, if a record of previous violations exists and/or the violation was self-reported. Examples of potential sanctions include (but are not limited to):

•	a written reminder about the rules (with a copy to the individual’s manager)

•

notification to your broker to freeze your account from any buy-side trading. This is a typical sanction if you fail to move your account(s) to one of the three limited choice brokers – Ameriprise Financial Brokerage, Schwab, or Merrill Lynch. The account could then be used only for transfers and liquidations.

•	prohibition against personal trading for a specific period of time

•	forfeiture of trading profits

•	monetary fine

•	negative impact on the individual’s bonus or other compensation and or performance rating

•	termination

A written record of each violation and sanction is maintained by Personal Trade Compliance.

Unusual Trading Activity

The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may also be asked to supply Personal Trade Compliance with an explanation of your personal trade(s). Examples of situations that may require explanation include, but are not limited to:

•	violations of personal trading rules

•	trades in a security shortly before our Investment Department trades in the same security on behalf of a client

•	patterns of personal trading that are similar to your clients’ trading

•	significant changes in trading volume or consistently excessive trading volume

•	patterns of short-term, in and out trading

•	significant positions in illiquid securities

•	a number of associated persons trading in the same security in the same time frame

IA Code of Ethics for Retail Access Persons	19

Responsibilities of the Chief Compliance Officer, or their delegate,

related to Personal Trading

Process and Responsibility

The Chief Compliance Officer, or their delegate (i.e. Personal Trade Compliance), has primary responsibility for enforcing the Code. The Personal Trade Committee (PTC) reviews all alleged personal trading violations and any sanctions applied. If the alleged violator is the Chief Compliance Officer, the matter must also be reported to the General Counsel of the firm.

Opportunity to Respond

A person charged with a violation of the Code shall have the opportunity to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.

Initial Holdings Report; Annual Holdings Report

The Chief Compliance Officer, or their delegate, shall review and maintain the initial and annual holdings reports. Completion of the review shall involve such considerations as the Chief Compliance Officer, or their delegate, deems necessary to enforce the provisions and intent of this Code.

Quarterly Personal Trading Reports

The Chief Compliance Officer, or their delegate, shall review and maintain the quarterly transaction reports. Completion of the review shall involve such considerations as the Chief Compliance Officer, or their delegate deems necessary to enforce the provisions and intent of this Code.

Pre-Clearance

The Chief Compliance Officer, or their delegate, shall review and approve or disapprove the Access Person requests to pre-clear securities transactions. Such review shall involve such considerations as the Chief Compliance Officer, or their delegate, deems necessary to enforce the provisions and intent of this Code.

Violations or Suspected Violations

If the Chief Compliance Officer or their delegate becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer, or their delegate, shall take whatever steps deemed necessary to enforce the provisions of the Code, including consulting with outside counsel.

Record Retention

Records are required to be kept for seven years (a minimum of two years on site).

IA Code of Ethics for Retail Access Persons	20

Ameriprise Financial Insider Trading Policy

Ameriprise Financial’s

Statement of Policy and Procedures with Respect to the

Receipt and Use of Material Non-Public Information

This statement represents the policy of Ameriprise Financial with regard to the receipt and use of material non-public information. If you have any questions or comments about this policy, please contact either the General Counsel’s Office (the “GCO”) or the Compliance Department. For Investment Access Persons, this policy is supplemented by the Policy and Business Procedures Regarding Insider Trading, Restricted List and Information Walls.

A. General

Ameriprise Financial prohibits any associated person from trading on the basis of or otherwise misusing material non-public (“inside”) information. Section 10(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Rule 10b-5 make it unlawful for any person or corporate insider, while in the possession of material non-public (“inside”) information, to trade or to recommend trading in securities, or to communicate the material non-public information to others.

In light of the above and in compliance with the requirements of Section 204A of the Investment Advisers Act of 1940 (the “Advisers Act’), Rule 206(4)-7 enacted thereunder and the Insider Trading & Securities Fraud Enforcement Act of 1988 (the “Enforcement Act”), Ameriprise Financial has consistently maintained the policy that associated persons possessing material nonpublic information must not (a) use such information to obtain profits, mitigate losses or otherwise secure benefits for Ameriprise Financial, any of its affiliates or clients, themselves or others, (b) engage in transactions or make recommendations on the basis of such information, or (c) disclose such information to others.

B. What is “Material Non-Public Information”?

Generally, it includes material information about an issuer (including a government entity) or the market for the issuer’s securities that has not been disclosed generally to the marketplace. In addition to coming from the issuer, material non-public information can come from persons with access to the information, including not only the issuer’s officers, directors and other employees, but also among others its auditors, investment bankers and attorneys. Material non-public information may also be obtained by happenstance, e.g., from social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties.

1. Material Information. Information is “material” if its dissemination is likely to affect the market price of any of the company’s or other issuers’ securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities. Information may or may not be material, depending on its specificity, its magnitude, its reliability and the extent to which it differs from information previously publicly disseminated.

IA Code of Ethics for Retail Access Persons	21

Though there is no precise, generally accepted definition of materiality, information is likely to be material if it relates to significant changes affecting matters such as:

•	Dividend or earnings expectations;

•	Changes in previously released earnings estimates;

•	Write-downs or write-offs of assets;

•	Additions to reserves or bad debts or contingent liabilities;

•	A significant increase or decrease in orders;

•	Expansion or curtailment of company or major division operations;

•	Proposals or agreements involving a joint venture, merger, acquisition, divestiture;

•	A purchase or sale of substantial assets;

•	New products or services;

•	Exploratory, discovery or research development;

•	Criminal indictments, civil litigation or government investigation;

•	Disputes with major suppliers or customers;

•	Labor disputes including strikes or lock-outs;

•	Substantial changes in accounting methods;

•	Debt service or liquidity problems;

•	Extraordinary borrowings;

•	Bankruptcy or insolvency;

•	Extraordinary management developments;

•	Public offerings or private sales of debt or equity securities;

•	Calls, redemptions or purchases of the company’s own stock;

•	Issuer tender offers;

•	Recapitalizations;

•	Competitive developments within the marketplace.

2. Non-public Information. Non-public information is information that has not been made available to investors generally. It includes information received in circumstances indicating that it is not yet in general circulation. It also includes situations in which the recipient knows or should know that the information could only have been provided directly or indirectly by the issuer or its insiders. For example, personnel at Ameriprise Financial may temporarily become insiders when an external source, such as a company or officer of a company, entrusts material non-public information in connection with a commercial relationship or transaction to an associated person of Ameriprise Financial with the expectation that the information will remain confidential. In order for non-public information to become public, it must be disseminated through recognized channels of distribution designed to reach the securities marketplace.

To show that material information is public, you should be able to point to some fact verifying that the information has become generally available. For example, disclosure in a national business and financial wire service, by a news service, or in a publicly disseminated disclosure document would all be sufficient to consider the information generally available. The circulation of rumors or “talk on the street,” even if accurate and widespread does not constitute the requisite public disclosure.

Material information disclosed only to institutional investors or to a fund analyst or a favored group of analysts generally may retain its status as non-public information and must not be disclosed or otherwise misused. Similarly, partial disclosure does not constitute public dissemination. As long as any material component of the inside information has yet to be publicly disclosed, the information is non-public and a trade based on, or sharing of such information is prohibited.

IA Code of Ethics for Retail Access Persons	22

3. Information Disclosed in Breach of a Duty (Tipper and Tippee Liability). Associated persons of Ameriprise Financial must be wary of material non-public information disclosed in breach of a corporate insider’s fiduciary duty. Even when there is no expectation of confidentiality, you may become an insider upon receiving material non-public information in circumstances in which you know or should know that a corporate insider is disclosing information in breach of the fiduciary duty he or she owes his or her company and its shareholders. Whether the disclosure is an improper “tip” that renders the recipient a “tippee” depends on whether the corporate insider expects to benefit personally, either directly or indirectly, from the disclosure. In the context of an improper disclosure by the corporate insider, the requisite “personal benefit” is not limited to a business or future monetary gain. Rather, a prohibited personal benefit may include a reputational benefit, an expectation of a quid pro quo from the recipient or the recipient’s employer, or an intention to benefit the recipient or the recipient’s employer by sharing the material non-public information.

Given the potentially severe regulatory, civil and criminal sanctions to which you, Ameriprise Financial and other associated persons of Ameriprise Financial could be subject, if uncertain as to whether the information you possess is material non-public information, you should immediately contact Legal or Compliance. Pending a final determination in consultation with Legal and/or Compliance, the information should be treated as material non-public information that cannot otherwise be communicated to any other person or misused.

C. Criminal and Civil Penalties and Regulatory Sanctions for Insider Trading

Penalties for misusing material non-public information are severe. Depending on the circumstances and the adequacy of the relevant procedures, the associated person involved, his or her supervisor, Ameriprise Financial’s principals, officers, directors and other supervisory personnel could all face substantial regulatory, civil and criminal sanctions.

For example, associated persons of Ameriprise Financial who either trade on inside information or become subject to tipper or tippee liability are subject to the following penalties:

1.	A civil penalty of up to three times the profit gained or loss avoided;

2.	A criminal fine of up to $5,000,000; and

3.	A jail term of up to 20 years.

Furthermore, Ameriprise Financial and its supervisory personnel, if they fail to take appropriate steps to prevent insider trading, are subject to the following penalties:

1.	A civil penalty of up to $1,000,000 or, if greater, three times the profit gained or loss avoided as a result of the associated person’s violation; and

2.	A criminal penalty of up to $2,500,000 for individuals and up to $25,000,000 for Ameriprise Financial.

Finally, violations of insider trading laws could result in civil injunctions and a suspension or permanent bar from the securities industry. In addition to the criminal, civil and regulatory penalties described above, any associated person who is found to have violated these rules or who is found to have violated a federal or state securities law or regulation related to the misuse of material non-public information will be subject to serious sanctions by Ameriprise Financial, including termination of employment.

IA Code of Ethics for Retail Access Persons	23

D. Prohibitions Regarding Misuse of Material Non-Public Information

Listed below are certain prohibitions regarding the misuse of material non-public information. Anyone who knows or has reason to suspect that these prohibitions have been violated must bring such actual or potential violation to the immediate attention of Compliance. These prohibitions are not intended to be exhaustive, but instead are listed to provide examples of the types of situations likely to raise significant issues with respect to the misuse of inside information. No director, officer, principal or associated person of Ameriprise Financial shall do any of the following:

•

Purchase or sell or recommend or direct the purchase or sale of a security for any client or any client’s account managed by Ameriprise Financial (including accounts owned by Ameriprise Financial) or for any other person while in possession of material non-public information relevant to that security.

•

Take advantage of material non-public information to purchase or sell or recommend or direct the purchase or sale of any security for his or her own account, for any account over which he or she has a direct or indirect beneficial interest (including an account held by or for any family member or family-related trust).

•

Subject to relevant procedures (including this Personal Trading Code of Ethics and the Policy and Business Procedures Regarding Restricted List and Information Walls), disclose material non-public information to any person, unless such disclosure is both authorized and necessary to effectively carry out the project or transaction for which Ameriprise Financial has been approached or engaged.

•	Engage in tipping or recommending, whether formally, informally, orally or in writing, the purchase or sale of any security based on material non-public information relevant to that security.

•	Give consideration to any material non-public information furnished by any broker-dealer when recommending the allocation of brokerage to any broker-dealer.

•	Trade for his or her personal account with the expectation that an account managed by Ameriprise Financial will soon trade in the same security (otherwise known as front-running).

IA Code of Ethics for Retail Access Persons	24

Appendix A: Initial Personal Account and Holdings Disclosure

Initial Personal Account and Holdings Disclosure Completion Instructions

Retail Access Persons

Below are the steps for completing the Initial Personal Account and Holdings Disclosure (“Initial Certification”) Form found on pages A.2 and A.3:

1.	Write your name, Social Security Number, ID number, and Routing number (or Area Office if you are in the field) on the top portion of the form. Please write legibly.

2.	Section 1: Disclose accounts and investments required to be reported—see pages 14-15 of the Code of Ethics for a list of investments required to be reported. If you have no investments required to be reported, please write NONE in Section 1. If you have an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

Complete all columns/fields. Include name, account number, and type of ownership (Individual, Jt, IRA, Roth, Trust etc.). If securities are held outside of a Brokerage Account (i.e. physical stock certificate), write in physical certificate or where they are held in the firm name field.

3.	Section 2: Sign and date you form.

4.	Return pages A.2 and A.3 to Personal Trade Compliance (H26/1880) within 5 business days. This is important due to regulatory timing obligations.

You must complete and return this form even if you have no accounts or holdings to disclose.

ADDITIONAL INFORMATION

•

Brokerage Accounts: You must disclose all Brokerage Accounts you own or in which you have a beneficial interest (see below for definition of beneficial interest) that contain securities listed on page 14-15. This includes Ameriprise Brokerage and accounts held with any other broker.

•

Covered Mutual Funds: You must disclose all Covered Mutual Funds held direct-at-fund, including variable annuities and variable life insurance. Covered Mutual Funds are those Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of January 1, 2008, Covered Mutual Funds include the RiverSource Mutual Funds (both retail and variable portfolio funds), John Hancock Funds (John Hancock Investment Services, LLC), Diversified Investors Portfolios (Diversified Investment Advisors, Inc.), Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.) and Nationwide Funds (Nationwide Fund Advisors). For a current list of Covered Mutual Funds, please see contact Personal Trade Compliance.

•	401(k)s: Reporting is required for any 401(k), 403(b), or employer-sponsored incentive savings plan only if the plan contains a Covered Mutual Fund or stock.

•

Beneficial Interest: You must disclose accounts in which you have a beneficial interest. This includes accounts held in the name of you, your spouse/partner, or any financially dependent member of your household. Additionally, beneficial interest extends to the following types of accounts if you, your spouse/partner or financially dependent member of your household:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death, or through providing investment advice for compensation

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement substantially equivalent to direct or indirect ownership.

NOTE: If none of the above beneficial interest situations apply and you are solely the beneficiary on an account, you do not need to disclose that account.

For questions about securities that you are responsible for disclosing, see pages 14-15 of the Investment Adviser Code of Ethics for Retail Access Persons.

Initial Personal Account and Holdings Disclosure	Appendix A.1

Initial Personal Account and Holdings Disclosure Form

Retail Access Persons

Name:	Social Security #:

ID Number:	Routing or Area Office #:

Please disclose accounts and holdings that you or any member of your household (spouse/partner and financial dependents) own. A list of investments to be disclosed can be found on page 14-15 of the Code of Ethics.

If you own an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

If you do not have any investments to report, please write NONE in Section 1 or leave the section blank.

Section 1

ACCOUNT/HOLDINGS DETAIL

•	Please complete all columns.

•	If submitting electronically, please initial Section 2 and send via email to personal.trading@ampf.com.

•	If submitting a paper copy, please sign Section 2 and send to Personal Trade Compliance, H26/1880.

•	Please return this form to Personal Trade Compliance within 5 days due to regulatory timing obligations.

Brokerage Firm Name or Institution Name where securities are held. If securities are not held in an account, list where held	Security Description: Name or ticker symbol (or CUSIP) of Security	Account Number	Ownership Type* /SSN (*Individual, Joint, IRA, UGMA, spousal IRA, etc.) NOTE: Only input the SSN if different from your own	Quantity Shares or amount

*	E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.

If more space is needed, attach the additional information on a separate page. Please sign and date any attached sheets.

Initial Personal Account and Holdings Disclosure	Appendix A.2

Section 2

By signing this document, I am certifying that:

•	The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest at this time.

•	I understand that failure to completely disclose all of my Brokerage Accounts and Covered Mutual Fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.

•

The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.

•	If I have one or more managed accounts, I do not have trading discretion for the accounts.

•

I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

•

I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.

•	I will not participate in market timing of any Mutual Fund or other pooled vehicle.

•	If I open any new Brokerage Accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.

•	I have read and understand the Ameriprise Financial Insider Trading Policy and Investment Adviser Code of Ethics document and will abide by them.

Signature	Date

Return to: Personal Trade Compliance— H26/1880

Initial Personal Account and Holdings Disclosure	Appendix A.3

Appendix B: Brokerage Account Notification Form

Brokerage Account Notification Form Process

On the following page is the Brokerage Account Notification Form that is required to be completed if you—or an immediate family member—maintains an external Brokerage Account. The brokers other than Ameriprise Financial Brokerage that are allowed at this time are Schwab or Merrill Lynch only.

Please be sure to:

•	Fill out the Personal Information Section.

•	Fill out the Brokerage Account Information Section.

Reminder: Please submit this form prior to any trading

If you have questions, please send a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196.

Brokerage Account Notification Form	Appendix B.1

***This is not an account transfer form and will not cause your securities to move***

BROKERAGE ACCOUNT NOTIFICATION FORM

When to use this form: Complete this form when opening any new Brokerage Account (including new accounts opened to support an account transfer).

STEP 1: COMPLETE PERSONAL INFORMATION SECTION

ID Number (eg., E12345) / Position	/ • Corporate Office • Advisor • Field Employee
Social Security Number
Field or Corporate Office Routing

STEP 2: COMPLETE BROKERAGE ACCOUNT INFORMATION SECTION

Name on Account	Account Number	Social Security Number	Ownership *	Broker Dealer (choose one)
				Ameriprise Financial Brokerage	Charles Schwab	Merrill Lynch

*	E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.

STEP 3: SUBMIT COMPLETED FORM TO PERSONAL TRADE COMPLIANCE

A. To submit via Interoffice mail, send to Personal Trade Compliance, H26 / 1880.

B. To submit via Lotus Notes message, attach completed form and send to Personal Trading.

Brokerage Account Notification Form	Appendix B.2

Appendix C: Limited Choice Exception Request

Limited Choice Exception Request

Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.

Exception Policy — The typical kinds of situations for which Personal Trade Compliance expects exception requests include:

A.	spouse accounts where your spouse works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm’s policy)

B.	non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

C.	managed accounts where, e.g., you have authorized broker to exercise investment discretion on your behalf and you have no discretion over what specific securities are traded in account (supporting documentation to include: power of attorney document signed by you and written representations from you and from broker that you have no trading discretion.) You will be required to re-certify annually.

Section 1. Request for Exception (completed by you, please print)

Your Name:	ID Number:	Routing:

• CORPORATE OFFICE	• ADVISOR	• FIELD EMPLOYEE

Exception type described above (also attach supporting documentation):

☐	A
☐	B
☐	C
☐	Other – explain in sufficient detail on an attachment

Broker Name:	Account #

Account Ownership (Name on Account):

Your Signature	Social Security #	Date

Section 2. Exception Review (completed by Personal Trade Compliance)

☐	Request on hold, more documentation needed — Please provide:

☐	Request Denied

☐	Request Approved

1st Level Approval	Date

2nd Level Approval	Date

Return this form and supporting documentation to Personal Trade Compliance via fax at 612-678-0150 or internal routing at H26/1880.

Limited Choice Exception Request	Appendix C.1

Appendix D: Investment Club Client Disclosure Form

Investment Club Client Disclosure Form

I was a member of the Investment Club before
(Club name)

becoming a client of Ameriprise Financial, Inc. or its affiliates. I understand that is a financial advisor with
(Financial Advisor name)

Ameriprise Financial Services, but is not acting in his/her capacity as a financial advisor with Ameriprise Financial Services through his/her participation in this club.

I also understand Ameriprise Financial, Inc. and its affiliates do not endorse, approve, or guarantee any activity undertaken by this club. Furthermore, I understand Ameriprise Financial, Inc. and its affiliates are not responsible for this club’s investment performance, investment results, and/or any other direct or indirect financial impact to me as a result of my participation in this club.

Client signature	Date

Financial Advisor signature	Date

Send to Personal Trade Compliance – H26/1880.

Investment Club Client Disclosure Form	Appendix D.1

INVESTMENT ADVISER CODE OF ETHICS

FOR

INVESTMENT ACCESS PERSONS

RIVERSOURCE INVESTMENTS, LLC

KENWOOD CAPITAL MANAGEMENT, LLC

November 15, 2008

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	32

How to use this Code

The Code of Ethics describes the various policies and procedures you must follow as an Investment Access Person of RiverSource Investments, LLC, Kenwood Capital, LLC and personnel of the former J. & W. Seligman & Co, located in New York, Palo Alto. (Note: for personnel located in Portland they will not be covered by the Investment Access Persons Code of Ethics and a separate Code will be provided.). As such, the Code of Ethics is a lengthy document and contains a great amount of detail that you may need to reference often during your employment with the firm.

The Code of Ethics is an entirely separate document from the Ameriprise Code of Conduct. While both contain similar language and descriptions of personal conduct at the firm, the Code of Ethics is your guide for personal trading activity.

Navigation

Table of Contents: The following page displays the table of contents for the Code of Ethics and is your starting point for finding where you need to go. All of the major section headings are listed, followed by their sub-headings, with page numbers for each.

Section Numbers: Some policies or rules may be linked to other policies contained in the Code of Ethics. Instead of repeating information throughout the document, you will instead be directed to reference a section number where you can find the original information. The first number represents the major section heading and the second number represents the sub-heading.

Key References

Definitions: Those unfamiliar with terms named in the Code can reference page 22 in the Appendix for quick study.

Specific Rules by Role: Some positions carry more stringent guidelines based on the nature of the role and the information available to the individual. Personnel with these roles can quickly access the specific rules applicable to them in sections 3.0 through 8.0.

Forms: If a form is required for a certain activity or policy, you can find it in the Appendix. The Appendix (pages 21 - 32) lists what forms are available and the page numbers to find them.

Additional Resources

Even if you read the Code of Ethics several times over, you may have particular situations or questions that require more explanation. In these instances we strongly encourage you to contact Personal Trade Compliance directly so we may assist you. You may either contact us via:

Personal Trading Inbox: An email inbox staffed by our analysts during normal business hours. Describe your inquiry and send your message to personal.trading@ampf.com. We will respond to your message within 24 hours.

Personal Trading Hotline: If you would rather speak directly with a member of the department, call our hotline at 612-671-5196. If we’re unavailable during our normal business hours, leave a message and we’ll respond within 4 hours.

NOTE- For personnel of the former J. & W. Seligman & Co, please continue to contact your local compliance representatives for questions.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	33

TABLE OF CONTENTS

HOW TO USE THIS CODE	2

A MESSAGE FROM THE CHIEF COMPLIANCE OFFICER	5

OVERVIEW	6
Required Standards of Business Conduct	6
Fiduciary Principles	6
Basis for Rules	7
Applicability of Rules	7
Entities Adopting Code	7
Additional Policies	7
GENERAL RULES AND REPORTING REQUIREMENTS	8
General Rules for All Investment Access Personnel	8
Reporting Requirements	9
Investment Clubs	9
Gifting Securities	10
Unusual Trading Activity	10
Violations or Suspected Violations	10
Sanctions	10

RULES BY ROLE: INVESTMENT ACCESS PERSONS	12
Investment Access Persons Definition	12
Opening a New Account	12
Preclearance of Securities Trades	13
Limited Offerings (Private Placements) Preclearance	14
30 Day Holding Period for Covered Funds	14
Trading Blackouts for Covered Closed-End Funds	15

RULES BY ROLE: INVESTMENT PERSONNEL	15
Investment Personnel Definition	15
60 Day Holding Period for Individual Securities	15

RULES BY ROLE: PORTFOLIO MANAGERS	16
Portfolio Managers Definition	16
7 Day Blackout Period	16
Preclearance of Covered Fund Trades	17
Personal Trading Contrary to Client Account Holdings	17

RULES BY ROLE: RESEARCH ANALYSTS	18
Research Analysts Definition	18
Transaction Priority Expectations	18

RULES BY ROLE: TRADERS	19
Traders Definition	19
Trading Account Restrictions	19

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	34

RULES BY ROLE: SATELLITE OFFICE PERSONNEL	20
Satellite Office Personnel Definition	20
7 day Blackout Period	20

AMERIPRISE FINANCIAL INSIDER TRADING POLICY	21

AMERIPRISE FINANCIAL LIMITED CHOICE POLICY	22

APPENDIX	23
Definitions	24
Securities Reporting List for Investment Access Persons	25
Forms	29

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	35

A Message from the Chief Compliance Officer

Dear Colleague,

As you are well aware, our industry is built and maintained on the trust of our clients. When scandals and misconduct are reported and that trust is shaken, our industry in addition to our firm suffers. The Code of Ethics is a document designed to give you a guide for your actions that will help uphold that trust.

As a condition of your continued employment or association with RiverSource Investments, LLC (“RiverSource Investments”), which includes offices of the former J. & W. Seligman & Co, (excluding Portland), or Kenwood Capital Management LLC (“Kenwood Capital Management”), you are required to read, understand, and fully comply with this Code of Ethics.

The Code of Ethics covers your personal securities transactions, as well as those of certain of your family members and entities (such as corporations, trusts, or partnerships) that you may be deemed to control or influence. Within the Code, you will find specific rules based on your responsibilities with the firm. Many of these rules and policies are standard within the industry and will likely be familiar if you have worked with other companies similar to RiverSource Investments, J. & W. Seligman & Co. or Kenwood Capital Management, but others may be based on our interpretation of regulatory rules and could differ from your previous experience. Regardless, you must adhere to these rules and policies during your association with the firm.

Appropriate sanctions will be imposed for violations of the Code of Ethics. Sanctions may include suspension of personal trading, financial penalties, disgorgement of trading profits, suspension of employment, and/or termination of employment or association with RiverSource Investments or one of its affiliates. Repeat violations of the Code will result in progressively stronger sanctions.

Ultimately, it is your personal responsibility and accountability to avoid any conduct that could create a conflict, or even the appearance of a conflict, with our clients’ interests, or that could damage or erode the trust our clients place in RiverSource Investments or Kenwood Capital Management. This is the spirit of the Code of Ethics. Every person has the absolute obligation to comply with both the letter and the spirit of the Code. Failure to comply with its spirit is just as much a violation as a failure to comply with the written provisions of the Code.

In this regard, you should also be aware that it is impossible for the Code of Ethics to cover every situation you may encounter. In situations that are not specifically covered by the Code we must follow the spirit of the Code. If you are uncertain as to the appropriate course of action you should seek immediate assistance from your leader, Personal Trade Compliance, or the Chief Compliance Officer before acting. Even if the Code of Ethics is silent on a particular matter, it does not authorize conduct that violates the spirit of the Code.

A copy of this Code will be provided to all individuals who are subject to its terms. After you receive and review the Code, you must certify that you have received, read and understand the document and agree that you are subject to it and will comply with it. You are also required to provide similar certifications annually and/or whenever the Code is amended.

All of us play an important role in maintaining the integrity of our industry and the trust of our clients. Thank you for your commitment to uphold these principles through the work you do everyday.

Sincerely,

Jennifer Lammers
Chief Compliance Officer
RiverSource Investments

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	36

Sec. 1.0 – OVERVIEW

1.1 – Required Standards of Business Conduct

Under this Code of Ethics, all supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management, which may include persons who are employees or associated persons of Ameriprise Financial, Inc. (“Ameriprise Financial”), must comply with Ameriprise Financial’s standards of business conduct. These standards are the following:

•	You must comply with all applicable laws and regulations including the federal securities laws

•	You must comply with our fiduciary obligations;

•	You must comply with this Code of Ethics;

The above standards apply to everyone, at all levels of the organization. Following applicable laws and regulations is mandatory and is not subject to business priorities or individual choices.

Under this Code of Ethics you have a duty to promptly report any violation or apparent violation of the Code of Ethics to the Chief Compliance Officer or Personal Trade Compliance. This duty exists whether the violation or apparent violation is yours or that of another associated person. Retaliation against individuals who report violations or apparent violations of the Code in good faith is not permitted. Any associated person who violates the Code is subject to sanctions, however, self-reporting of violations will be considered as a mitigating circumstance and potentially could lesson the severity of the sanction.

1.2 – Fiduciary Principles

The Investment Advisers Act of 1940 imposes a fiduciary duty on an investment adviser to act in utmost good faith with respect to clients, and to provide full and fair disclosure of all material facts, particularly where the adviser’s interests may be in conflict with the client’s. The adviser has a duty to deal fairly and act in the best interests of its clients at all times. The following fiduciary principles govern your activities and the interpretation/administration of these rules:

•	The interests of our advised and sub-advised account clients (including Mutual Fund shareholders) must be placed first at all times.

•

All personal trading transactions must be conducted consistent with the rules contained in this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of an individual’s position of trust and responsibility.

•

You should never use your position with the company, or information acquired during your employment, in your personal trading in a manner that may create a conflict – or the appearance of a conflict – between your personal interests and the interest of the company or its customers and clients. If such a conflict or potential conflict arises, you must report it immediately to Personal Trade Compliance either through the hotline or email inbox.

•	Company personnel should not take inappropriate advantage of their positions.

In connection with providing investment management services to clients, this includes prohibiting any activity which directly or indirectly:

•	Defrauds a client in any manner;

•	Misleads a client, including any statement that omits material facts;

•	Operates or would operate as a fraud or deceit on a client;

•	Functions as a manipulative practice with respect to a client; and

•	Functions as a manipulative practice with respect to securities.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	37

These rules do not identify all possible conflicts of interest, and literal compliance with each of the specific provisions of this Code of Ethics will not shield company personnel from liability for personal trading or other conduct that is designed to circumvent its restrictions or violates a fiduciary duty to our clients.

1.3 – Basis for Rules

The rules and procedures that apply to personal trading for Investment Access Persons are derived from securities and investment laws, rules, regulatory guidelines and corporate policies:

•	Securities and Exchange Commission (SEC)

•	Financial Industry Regulatory Authority (FINRA)

•	Securities Act of 1933

•	Securities Exchange Act of 1934

•	Investment Company Act of 1940 (Rule 17j-1)

•	Investment Advisers Act of 1940 (Rule 204A-1)

•	Insider Trading and Securities Fraud Enforcement Act of 1988

•	Investment Company Institute (ICI) Guidelines to Industry on Personal Investing

1.4 – Applicability of Rules

These rules apply to securities trading in which you have a beneficial ownership. Beneficial ownership includes accounts held in the name of any of the following individuals:

•	You

•	Your spouse/partner

•	Financially dependent members of your household

In addition, these rules apply to the following types of account ownerships if any of the individuals listed above:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement or as an executor of an estate after death

•	Participates in an investment club

•	Has another arrangement where they give advice and also have a direct or indirect ownership (e.g. treasurer of an outside organization).

1.5 – Entities Adopting Code

In addition to RiverSource Investments, LLC and Kenwood Capital Management LLC the entities adopting this code include the RiverSource mutual funds (both retail and variable portfolio funds), Ameriprise Certificate Company, Ameriprise Financial Services, Inc. (in its capacity as underwriter to Ameriprise Certificate Company), RiverSource Distributors, Inc. (in its capacity as underwriter to the RiverSource Mutual funds), Seligman Mutual Funds, Tri-Continental Corporation, Seligman LaSalle International Real Estate Fund, Inc. and Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.)

NOTE: For members serving on the Board of Directors for any of the entities listed above, this Code of Ethics only applies to interested directors of the entities. Independent directors are covered under codes specific to their individual entities.

1.6 – Additional Policies

Supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management must also comply with other company policies and

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	38

not contained in this Code of Ethics that promote fair and ethical standards of business conduct. These policies include the Ameriprise Financial Code of Conduct, the RiverSource Gifts and Entertainment Policy, the Insider Trading Policy, the Privacy Policy and the Portfolio Holdings Disclosure Policy. Copies of these policies are available through Inside.

Sec. 2.0 – GENERAL RULES AND REPORTING REQUIREMENTS

2.1 – General Rules for All Investment Access Personnel

These general rules, along with the procedures contained in the rest of this document, must always be followed:

INVESTMENT LAWS

1.	No misuse of material non-public information relating to any securities or Mutual Funds, including information relating to portfolio holdings or pricing. Refer to the Insider Trading Policy document for more detail.

2.	No front-running. This involves an individual taking advantage of non-public information about imminent trading activity in our Mutual Funds or other advised accounts by trading in a security before the fund or advised account does. You are not allowed to trade in a particular security ahead of, or at the same time as, your clients’ accounts.

3.	No market timing (short-term trading) in shares of Mutual Funds or other pooled vehicles. This prohibition applies across all accounts in which you have a beneficial interest. Market timing practices are frequent trading practices by certain shareholders intended to profit at the expense of other shareholders by selling shares of a fund shortly after purchase. Market timing may adversely impact a fund’s performance by preventing the investment manager from fully investing the assets of the fund, diluting the value of shares held by long-term shareholders, or increasing the fund’s transaction costs.

COMPANY TRADING POLICIES

1.	No purchasing of initial public offerings (IPOs).

2.	No direct trades with broker/dealers’ trading desks or non-retail relationships with broker/dealers.

3.	No speculative trading of Ameriprise Financial stock, which is characterized by multiple transactions in a short period of time, transactions in “put” or “call” options, short sales or similar derivative transactions. This includes soliciting speculative trades in Ameriprise Financial securities or offering or soliciting an opinion on Ameriprise Financial stock.

FAIRNESS AND TRANSPARENCY

1.	No preferential treatment from other brokerage firms due to the Investment Access Person’s employment by or association with Ameriprise Financial.

2.	No use of Ameriprise Financial’s name (or the name of any of its subsidiaries) to obtain a better price from a broker who is a market maker in the security being traded.

3.	When engaging in a personal securities transaction, an Investment Access Person shall always place the interests of clients first and avoid any actual or potential conflict of interest or abuse of his or her position. This includes using best judgment in giving investment advice to clients and not taking into consideration the Investment Access Person’s own personal financial situation or interests in doing so.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	39

ADDITIONAL RULES

1.	Required forms must be filled out completely, accurately and on a timely basis. This includes annual and quarter end reports.

2.	Additional rules are applicable to Investment Access Persons who fall within one or more of the following categories of personnel: Investment Personnel, Portfolio Managers, Research Analysts, Satellite Office Personnel or Traders. These rules will be described in the “Rules by Role” in Sections 3.0 through 8.0.

2.2 – Reporting Requirements

All personal securities trading activities (e.g., stocks, options, bonds, Covered Fund shares), whether bought or sold, must be reported, with the exception of such things as money market mutual funds and certificates of deposit. A chart indicating which transactions must be reported is located in the Appendix. You must report activity involving securities trading in which you have a beneficial ownership as defined in Section 1.4.

1.	Initial Holdings Disclosure: New Investment Access Persons must disclose all brokerage accounts with certain securities holdings in which they have a beneficial interest, as indicated in the chart on pages 25-28 of this Code. All new Investment Access Persons will receive a copy of the Code of Ethics that applies to them and that includes an Initial Personal Account and Holdings Disclosure form. This document must be returned to Personal Trade Compliance H26/1880 (or for personnel associated with the former J. & W. Seligman & Co., returned to your local compliance representative) within 5 days of becoming an Investment Access Person. An example of this form is located in the Appendix on page 31.

2.	Annual Certification and Annual Holdings Disclosure: Investment Access Persons are required to submit an annual accounts and holdings certification form. This form allows the individual to update the brokerage accounts and certain securities holdings in which they have a beneficial interest based on changes that may have occurred during the year.

3.	Quarterly Reporting and Certification: Investment Access Persons must also disclose executed securities transactions outside of a previously reported and approved brokerage account or transactions in Covered Funds on a quarterly basis. You must return the quarterly reporting form to Personal Trade Compliance within 30 calendar days of the last day of the quarter. You must also certify quarterly that you have complied with the provisions of this Code of Ethics relating to transactions in Covered Funds.

Failure to completely and accurately disclose brokerage & Covered Fund accounts, holdings and quarterly non-brokerage activity by the time frames specified by Personal Trade Compliance is a violation of the Code and may result in sanctions, which includes possible termination.

2.3 – Investment Clubs

There is no prohibition against joining an investment club. However, the account must be held at one of the limited choice brokers, Ameriprise Brokerage, Schwab or Merrill Lynch, unless the club has been granted an exception from compliance.

Investment Access Persons who are members of investment clubs are required to preclear club transactions. Execution of non-precleared trades made by club members will result in a violation for the Investment Access Person. When forming or joining an investment club, provide the following to Personal Trade Compliance (or for personnel associated with the former J. & W. Seligman & Co. to your local compliance representative):

•	a copy of the Brokerage Account Notification Form (see Appendix, page 30)

•	a copy of your investment club’s bylaws

•

a list of the members in the club and an indication if any members are employees, independent contractors or associated persons of Ameriprise Financial. Please include the individual’s employee, Advisor, or contractor identification number.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	40

2.4 – Gifting Securities

If you gift securities to a non-profit organization, please provide the following information in writing prior to making the gift, to Personal Trade Compliance:

•	the name of the organization to which you are giving the securities

•	a description of the security and the number of shares being given

•	the day you intend to buy the security (if not already owned)

•	the day you intend to give the securities (if the gift was not actually given on the day intended, please inform Personal Trade Compliance)

Preclearance is not necessary for a gift to a non-profit organization, and the 60-day and 7-day rules do not apply.

For gifting securities to a for-profit organization or to an individual or trust, the preclearance and 7-day rules do apply if you are purchasing the securities you intend to give. The 60-day rule does not apply should the donor of the gift choose to sell the security. You will need to report the transaction on the quarterly certification form.

2.5 – Unusual Trading Activity

The Personal Trade Committee and your department head review your personal trading activity regularly. We may ask to review specific transactions with you or your broker if clarification is necessary. You may also be asked to supply compliance with a written or oral explanation of your personal trade(s). Examples of situations that may require explanation include, but are not limited to:

•	violations of personal trading rules

•	trades in a security shortly before RiverSource Investments or Kenwood Capital Management trades in the same security on behalf of a client

•	patterns of personal trading that are similar to your clients’ trading

•	significant changes in trading volume or consistently excessive trading volume

•	patterns of short-term, in and out trading

•	significant positions in illiquid securities

•	a number of associated persons trading in the same security in the same time frame

In addition to the above, frequent trading activity is strongly discouraged. Although no set limit of trades during a period of time is expressly stated by the firm, Investment Access Persons should understand they may come under scrutiny for frequent trading activity, which could result in corrective measures if the activity is deemed especially excessive.

2.6 – Violations or Suspected Violations

If the Chief Compliance Officer, or their delegate becomes aware of a violation or suspected violation of the Code as a result of such review, the Chief Compliance Officer, or their delegate, shall take whatever steps deemed necessary to enforce the provisions of the Code.

A person charged with a violation of the Code may request to appear before the person or persons enforcing the Code and to respond to all charges, orally or in writing.

2.7 – Sanctions

Sanctions will be imposed for violations of this Code. These sanctions are communicated via violation letters and may vary depending on the severity of the violation, if a record of previous violations exists and/or the violation was self-reported. Examples of potential sanctions include (but are not limited to):

•	a written reminder about the rules (with a copy to the individual’s manager)

•	notification to your broker to freeze your account from any buy-side trading, allowing only transfers and liquidations.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	41

•	suspension of all personal trading for a specific period of time

•	forfeiture of profits

•	monetary fine

•	negative impact on the individual’s bonus or other compensation and or performance rating

•	termination

A written record of each violation and sanction is maintained by compliance.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	42

Sec. 3.0 – RULES BY ROLE: INVESTMENT ACCESS PERSONS

The following rules apply to all Investment Access Persons

3.1 – Investment Access Persons Definition

Supervised persons of RiverSource Investments (which includes personnel associated with the former J. & W. Seligman & Co,) and Kenwood Capital Management and other persons who are employees or associated persons of Ameriprise Financial, who (i) have access to nonpublic information regarding the purchase or sale of securities by RiverSource Investments’ or Kenwood Capital Management’s clients or non public information regarding the portfolio holdings of Covered Funds (defined on page 22), (ii) are involved in making securities recommendations to, or purchasing or selling securities for, RiverSource Investments’ or Kenwood Capital Management’s clients, or (iii) who have access to RiverSource Investments’ or Kenwood Capital Management’s recommendations that are nonpublic. A “supervised person” includes any partner, officer, director (or other person occupying a similar status or performing similar functions), or an employee of an investment adviser, or other person who provides investment advice on behalf of the investment adviser and is subject to the supervision and control of the investment adviser.

These individuals meet one or more of the following criteria:

1.	Have access to information regarding impending purchases or sales of portfolio securities for any account owned or managed.

2.	Have access to information on the holdings or transactions of Covered Funds advised by or sub-advised by RiverSource Investments or Kenwood Capital Management, or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter, within 30 days of the date of the holdings or transaction activity.

3.	Have access to RiverSource Investments’ or Kenwood Capital Management’s investment research and recommendations.

4.	Work in the RiverSource Investment Department, including, but not limited to, the following locations: Minneapolis, Boston, Cambridge, Los Angeles, Palo Alto / Menlo Park and New York.

5.	Participate in the investment decision-making process.

6.	Have a specific role which compels Investment Access Person status, such as the member of a staff group that provides ongoing audit, compliance, or legal support to money management businesses.

7.	Have been designated as an Investment Access Person for any other reason, such as working on a project where you have access to investment information.

The definition of Investment Access Person does not include certain senior executives of Ameriprise Financial, Inc. who have been determined by Asset Management Compliance to not have access to nonpublic information relating to securities trading activities of RiverSource Investments or Kenwood Capital Management.

3.2 – Opening a New Account

Investment Access Persons who wish to open a new account for securities trading must use one of the three approved firms (Ameriprise, Schwab or Merrill) as detailed in Limited Choice Policy in Section 10.0. After opening the account, the Investment Access Person must complete and return a Brokerage Account Notification form (BAN form) PRIOR to the first trade being placed in the account. A copy of the BAN form is available in the Appendix on page 30.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	43

3.3 – Preclearance of Security Trades

You must obtain prior approval – known as preclearance – when trading in any of the investment vehicles indicated on the “Securities Reporting and Preclearance Chart” (see pages 23-25) unless the investment meets the Deminimus Rule.

Qualifications for Deminimus Rule:

•	A “small trade,” defined as $10,000 or less of S&P 500 securities or ten option contracts in S&P 500 securities.

•	May only place one “small trade” in the same security in a 7 day-window.

•	If additional small trades in the same security within the 7 day-window are desired, you must request preclearance.

The Deminimus Rule may be temporarily suspended during certain market conditions or where otherwise necessary in the view of Personal Trade Compliance. In these cases, a notification will be sent to inform you of the rule’s suspension and reinstatement.

“Small trades” placed that do not conform to the above qualifications will result in a violation of the policy.

NOTE:

•	Even if you receive preclearance, you cannot be assured that you have not violated the Code.

•	Receiving preclearance does not exclude you from other personal trading rules included in this Code.

•	In all the cases that follow, preclearance is good only for the day it is given.

If you are subject to preclearance, then you must preclear trades in all accounts in which you have a beneficial ownership. For example, if your spouse is planning a trade in his/her account, you are responsible for following the preclearance procedures prior to the transaction being placed.

When requesting preclearance, you must follow these procedures:

Requesting Preclearance via email:

On the day you intend to trade a security requiring preclearance, send an email to preclearance@ampf.com and include the following information:

•	The type of trade (buy, sell, short sell, etc.)

•	The name and ticker of the security

•	Brokerage firm name

•	For Fixed Income Analysts, you must also indicate if your equity trade request is opposite your bond rating for a particular issuer.

You will receive a response via email indicating whether you have been approved or denied.

Please Note: Personnel of the former J. & W. Seligman & Co, should continue to request preclearance through the iTrade system until further notice.

Requesting Preclearance via fax:

If requesting preclearance using the form, please complete Section A of the Preclearance Form on page 30 and fax it to the preclearance group at (612) 678-0150. The preclearance group will complete Section B of the preclearance form and fax it back to you.

After Hours Trading (On-line):

When trading through an on-line account you have until midnight the day you are granted preclearance to enter your trade. When routing your preclearance form to Personal Trade Compliance, please attach a copy of your electronic confirmation from your broker showing that the trade was entered on the day preclearance was given. The trade then needs to be executed no later than the next business day. We will not consider the trade in good form unless both documents are submitted.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	44

Local approval process necessary for individuals in the Los Angeles and Kenwood offices – An additional level of preclearance approval is required in the Los Angeles and Kenwood offices before executing a trade because of unique considerations with the investment activities of these offices.

3.4 – Limited Offerings (Private Placement) Preclearance – Equity and Fixed Income

All Investment Access Persons need to obtain approval to invest in any Limited Offerings (private placements, including hedge funds), i.e., a security not offered to the general public. Approvals must be obtained in writing from your immediate leader and Personal Trade Compliance prior to investing.

How to obtain approval:

Write an explanation of the investment and submit the request to your leader. Required information you must include in your request:

•	the nature of the investment

•	how you were solicited

•	approximate dollar amount you are planning to invest

•	whether or not the opportunity was being offered to any client accounts

•	whether the security is likely to be purchased by a client account in the future

In considering whether to make a request, consider whether your investment might create a conflict with a business interest of RiverSource Investments, Kenwood Capital Management or any of their affiliates.

Your leader will approve or reject your request, and return the request to you. If approval is granted, send the request via Lotus Notes message to Private Placement Preclearance. You cannot enter into the proposed transaction without approval from Personal Trade Compliance.

Please Note: Personnel of the former J. & W. Seligman & Co, should request approval from their leader and return the request to their local compliance representative who will approve or deny the transaction. If approval is granted by your local compliance representative they will send the request to Personal Trade Compliance for final approval. You cannot enter into the proposed transaction without approval from Personal Trade Compliance.

3.5 – 30 Day Holding Period for Covered Funds

No Investment Access Person may sell shares of a Covered Fund, including Covered Closed-End Funds (defined on page 22) held for less than 30 calendar days.

You must wait until calendar day 31 (Trade date + 30) to sell or redeem all or part of your position in a Covered Fund. This prohibition applies across all accounts in which you have a beneficial interest (so that you cannot buy shares of a Covered Fund in one account and sell them from another account within 30 days, unless the transactions fall within the exceptions set forth below).

When calculating the 30-day holding period, you must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:

•	the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.

As a reminder, Investment Access Persons are prohibited from engaging in market timing (short-term trading) in shares of any Mutual Fund or other pooled vehicles and must comply with the holding period policy established by any Mutual Fund held, even though the Mutual Fund may not be a Covered Fund. Please see the Mutual Fund’s prospectus for further information.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	45

3.6 – Trading Blackouts for Covered Closed-End Funds

Purchases and sales of any Covered Closed-End Fund (defined on page 22) are prohibited during the blackout period. The blackout period is defined as:

•	Opening on the Announcement Date of the associated Covered Closed-End Fund

•	Closing the day after the Regulation FD filing is made

Sec. 4.0 – RULES BY ROLE: INVESTMENT PERSONNEL

In addition to being subject to the rules described for Investment Access Persons in Section 3.0, Investment Personnel are subject to the following specific rules.

4.1 – Investment Personnel Definition

Investment Personnel are Research Analysts, Traders and Portfolio Managers, Fixed Income Sector Team Leaders or Sector Team Managers, Chief Administrative Officer, Executive Vice President – Fixed Income and the Chief Investment Officer.

4.2 – 60 Day Holding Period for Individual Securities

Profiting from short-term trading is prohibited. Investment Personnel may not buy, then sell (or sell short, then cover the short) the same securities (or equivalent) within 60-calendar days, while realizing a gain. You must wait until calendar day 61 (Trade date + 60) to trade out of your position if you will be making a profit. When calculating the 60-day holding period, you must use the last-in, first-out (LIFO) method. We use LIFO for two main reasons:

•	the purpose of the rule is to discourage market timing. A first-in, first-out (FIFO) or specific identification method could enable short-term trading.

•	application of a method other than LIFO could be very cumbersome and time-consuming.

Reminder: “Small Trades” that qualify for the deminimus rule are not subject to the 60-Day holding period restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

This rule applies to Ameriprise Financial stock even though transactions in Ameriprise stock do not require preclearance under this Code.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	46

Sec. 5.0 – RULES BY ROLE: PORTFOLIO MANAGERS

In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment personnel (Section 4.0), Portfolio Managers are subject to the following specific rules.

5.1 – Portfolio Managers Definition

Portfolio Managers are individuals with direct responsibility and authority over investment decisions affecting any account owned or managed. This includes associate portfolio managers or analysts who act in a portfolio management capacity.

5.2 – 7 Day Blackout Period

Portfolio managers are not allowed to buy or sell a security during the seven-day blackout period:

•

trade date less seven calendar days before and trade date plus seven calendar days after a fund or account they manage trades in that same (or equivalent) security. This means a portfolio manager must wait until calendar day 8 to trade the security.

This rule includes:

•	all individual portfolio trades as well as

•	program trades

However, it does not include:

•	non-discretionary trades made by the client

•	portfolio trades that are executed in “patterned” portfolios based on pre-determined criteria (e.g., cash level monitoring, dividend reinvesting, portfolio rebalancing) or

•	program trades initiated in response to inflows/outflows where the increase/decrease in the individual position is less than 10 basis points of the portfolio.

Additionally, “Small Trades” that qualify for the deminimus rule are not subject to the 7 Day blackout. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11. However, as a reminder, you have a fiduciary duty to act in utmost good faith with respect to clients, by dealing fairly and acting in their best interests at all times. Trades entered via the deminimus rule will be reviewed regularly and if found in conflict with this fiduciary duty, may result in a suspension of the rule and/or sanctions.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	47

5.3 – Preclearance of Covered Fund Trades

Equity portfolio managers (including associate portfolio managers), fixed-income sector leaders and fixed income sector managers must obtain prior approval – known as preclearance – when buying or redeeming or otherwise trading in shares of any Covered Fund (defined on page 22) for which the portfolio manager, sector leader’s or sector manager’s team manages at least part of the portfolio. The Executive Vice President-Fixed Income and the CIO must obtain preclearance when trading in shares of any Covered Fund. Approvals must be obtained in writing from Personal Trade Compliance prior to investing.

How to obtain approval:

Write an explanation of the investment and submit the request to Personal Trade Compliance by sending a Lotus Notes message to “preclearance.” Included in the request should be an explanation of:

•	The Covered Fund you intend to purchase or sell

•	The date of your last transaction in the Covered Fund

•	Your certification that the transaction will not result in a 30-day holding period violation in any accounts where you have a beneficial interest.

•	Your certification that the transaction will not result in the use of material non-public information relating to the portfolio contents or pricing of the Covered Fund.

Personal Trade Compliance will respond to you and confirm in writing whether you have approval.

Please note: Personnel of the former J. & W. Seligman & Co, should request approval from their local compliance representative by providing them with the information listed above.

Exceptions:

1.	Automatic Investment and Withdrawal Programs - Automatic investment and withdrawal programs such as payroll deduction programs are subject to the Covered Fund preclearance requirement only at the time such a program is established or modified.

a.	When setting up an automatic investment program please include the specific information with your initial preclearance request.

5.4 – Personal Trading Contrary to Client Account Holdings

Portfolio Managers are prohibited from engaging in the short sale of a security if at the time of the transaction, any fund or account they manage has a long position in that same security.

In addition, Portfolio Managers are prohibited from engaging in buying a security personally if at the time of the transaction, they are short that position in any fund or account they manage.

Reminder: “Small Trades” that qualify for the deminimus rule are not subject to this restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	48

Sec. 6.0 – RULES BY ROLE: RESEARCH ANALYSTS

In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Personnel (Section 4.0), Research Analysts are subject to the following specific rules.

6.1 – Research Analyst Definition

Research Analysts are individuals who are responsible for making new investment recommendations or changes in recommendations.

6.2 – Transaction Priority Expectations

Research Analysts must conduct their personal trading activities in a manner such that transactions for an analyst’s customers, clients, and employer have priority over transactions in securities or other investments of which he or she is the beneficial owner. In order to clarify how Research Analysts should comply with this requirement, please note the following:

•	Analysts should not trade a security in their own account if they anticipate issuing a new recommendation or changing an existing recommendation on that same security.

•

Analysts should not trade in a particular security in their own account for a period of 2 business days after your written recommendation with regard to that security is disseminated through Vision, Blackrock or by other means.

•	Analysts should not trade in a security for their own account contrary to their current recommendation or rating with respect to the same security.

Note: In requesting preclearance, Fixed Income Analysts must indicate if their equity trade request is opposite their bond rating for a particular issuer.

Exceptions:

1.	Personal Trades Contradictory to Ratings: If you need to make a personal trade that contradicts your official rating or recommendation in Vision, Blackrock Solutions or other system of record, you are required to send an exception request to Personal Trade Compliance in accordance with the procedures described below prior to making the trade. This policy also applies to option writing and other forms of derivatives (including covered calls).

How to obtain approval:

1.	Send an email to your direct leader to obtain approval of your proposed trade. Your leader should “Reply with History” when approving your proposed trade. Information that must be included in the request to your leader.

•	Security you wish to trade

•	Buy or Sell

•	Why you want to trade the security contradictory to your official rating

•	Why you think the security should remain the way you have rated it in the system of record for the portfolio

•	Your certification that the transaction will not result in the use of material non-public information

2.	Obtain approval of the proposed trade from the Portfolio Manager(s) or the appropriate Sector Leader(s) you support. Forward the original email with your leader’s approval and ask the Portfolio Manager or Sector Leader to Reply with History when approving.

3.	Forward the email chain with your leader’s and Portfolio Manager’s/Sector Leader’s approval to Personal Trade Compliance by sending a Lotus Notes message to Personal Trading (or local compliance representative for employees in New York or Palo Alto). Upon receipt of all necessary documentation, compliance will then confirm in writing whether you can engage in your transaction.

Do not execute the transaction prior to receiving a final approval notice from Personal Trade Compliance.

2.	“Small Trades” that qualify for the deminimus rule are not subject to this restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	49

Sec. 7.0 – RULES BY ROLE: TRADERS

In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Personnel (Section 4.0), Traders are subject to the following specific rules.

7.1 – Traders Definition

Traders include all traders and trading assistants, fixed income sector team leaders, New York office traders and sector team managers.

7.2 – Trading Account Restrictions

The following additional rules apply to Traders. These rules are designed to help ensure that personal trading activities avoid the actual or potential appearance of a conflict.

•	Traders may not trade in brokerage firm stocks for their own accounts.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	50

Sec. 8.0 – RULES BY ROLE: SATELLITE OFFICE PERSONNEL

In addition to being subject to the rules described for Investment Access Persons (Section 3.0) and Investment Department Personnel (Section 4.0), Satellite Office Personnel are subject to the following specific rules.

8.1 – Satellite Office Personnel Definition

Satellite Office Personnel include personnel in any investment management office of RiverSource Investments outside Minneapolis, MN or New York, NY. As of November 15, 2008, Satellite Office Personnel include personnel in the following offices:

•	Los Angeles and Palo Alto / Menlo Park CA

•	Boston and Cambridge, MA

•	Portland (NOTE- Office personnel in Portland will be governed under the “Retail Access” Code of Ethics as opposed to this document).

8.2 – 7 Day Blackout Period

The 7-day blackout rule (previously described in Section 5.2) applies to all personnel in RiverSource Investments’ satellite offices. Note that this process does not take the place of the standard preclearance process but is in addition to preclearance.

In the case of Satellite Office Personnel, the 7-day blackout period applies to all trades conducted by the respective satellite office within a 7-day window before or after the Satellite Office Person makes (or intends to make) a personal trade.

Tips for Looking Back 7 Days to Avoid a Potential Violation:

To avoid a potential violation, each time a Satellite Office Person wants to make a personal trade, he or she should check with compliance to make sure there has been no trading in the security for a portfolio or advised account (for that particular office) in the past 7 days. If there has been a trade in the past 7 days and the Satellite Office Person proceeds to trade prior to the 8th calendar day, this trade will be considered a violation.

Tips for Looking Ahead 7 Days to Avoid a Potential Violation:

To avoid a potential violation, we recommend that the Satellite Office Person communicate with each Portfolio Manager about the potential trade to determine whether the Portfolio Manager anticipates any activity in that security in the next 7 days within the portfolio. When a Satellite Office Person’s personal trade occurs within the 7-day window before a trade in a security of the same name for a portfolio or advised account, this will be flagged as a potential violation. Compliance will then determine from the Portfolio Manager whether the individual who conducted the personal trade was privy to the information about the impending advised account trade. The accountability will be on the Satellite Office Person to explain why the personal trade should not be considered a violation.

Reminder: “Small Trades” that qualify for the deminimus rule are not subject to this restriction. For details on the qualifications for a deminimus rule trade, please refer to Section 3.3 on page 11.

If you have any questions about the process, contact your compliance representative.

8.3 – Personal Trading Contrary to Client Account Holdings

Satellite Office Personnel are subject to this restriction detailed in Section 5.4 on page 15.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	51

Sec. 9.0 – AMERIPRISE FINANCIAL INSIDER TRADING POLICY

Ameriprise Financial prohibits any associated person from trading on the basis of or otherwise misusing material non-public (“inside”) information. A quick summary of the policy is available below, but you are encouraged to reference the full policy document.

9.1 – What is “Insider Trading?”

Insider trading is generally understood as the practice of an individual trading securities while in possession of material, nonpublic information regarding those securities. Knowing the information has not been made public, the “insider” uses the information to their own trading advantage, placing other investors at a disadvantage since they did not have the opportunity to view the information at the same time.

The securities laws make it unlawful for any person, while in the possession of material nonpublic information, to trade or to recommend trading in securities, or to communicate the material nonpublic information to others.

9.2 – What is “material, nonpublic information?”

Information is “material” if its dissemination is likely to affect the market price of any of the company’s or other issuers’ securities or is likely to be considered important by reasonable investors, including reasonable speculative investors, in determining whether to trade in such securities.

Examples include:

•	Dividend or earnings expectations;

•	Changes in previously released earnings estimates;

•	Proposals or agreements involving a joint venture, merger, acquisition, divestiture;

•	New products or services;

•	Criminal indictments, civil litigation or government investigation;

•	Competitive developments within the marketplace

Material information may be obtained by accident, from others in social situations, business gatherings, overheard conversations, misplaced documents and tips from insiders or other third parties, in addition to being directly provided by the company to key individuals with a “need to know.”

Non-public information is information that has not been made available to investors generally. Information can become public through disclosure in a national business and financial wire service, by a news service, or in a publicly disseminated disclosure document sufficient to consider the information generally available. The circulation of rumors or “talk on the street,” even if accurate and widespread is not considered public disclosure.

9.3 – Criminal and Civil / Regulatory Sanctions

Penalties for misusing material nonpublic information are severe. Depending on the circumstances, the associated person involved, his or her supervisor, Ameriprise Financial’s principals, officers, directors, other supervisory personnel and the firm itself could all face substantial regulatory, civil and criminal sanctions.

If you are uncertain as to whether the information you possess is material nonpublic information, you should immediately contact Legal. Pending a final determination in consultation with Legal, the information should be treated as material nonpublic information that cannot otherwise be communicated to any other person or misused.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	52

Sec. 10.0 – AMERIPRISE FINANCIAL LIMITED CHOICE POLICY

In order to comply with SEC expectations concerning the monitoring of trading activity within Investment Access Person accounts, Ameriprise Financial implemented a “limited choice” policy which dictates where certain types of securities must be held and traded.

10.1 – Limited Choice Brokers

Unless you have an exception approved by Personal Trade Compliance, your personal securities must be held and trading must be conducted through one of three brokers – Ameriprise Financial Brokerage, Charles Schwab, or Merrill Lynch.

10.2 – Opening New Accounts

You must immediately report any new accounts opened by completing the following steps:

1.	Complete the Brokerage Account Notification Form in the Appendix on page 30 and return it to Personal Trade Compliance, H26/1880. Failure to properly carry out this notification process may result in a sanction.

2.	Notify your broker of your association with Ameriprise Financial. You are responsible for notifying your broker that you are affiliated with or employed by a broker/dealer, and ensuring that Personal Trade Compliance is provided with duplicate statements and confirmations for your account(s).

10.3 – Types of Securities Subject to the Limited Choice Policy

To gain a better understanding of what types of securities subject to the policy, please see the chart located in the Appendix on pages 23 through 25.

If you maintain a brokerage account outside of the limited choice brokers (Ameriprise Financial, Merrill Lynch, or Schwab) that holds securities subject to the limited choice policy, you have the following options:

1.	You may transfer the subject holdings to a like-ownership account at one of the approved brokers.

2.	You may liquidate the subject holdings (subject to the requirements in the Code) and either hold the proceeds as cash or reinvest in non-subject securities.

3.	You may apply for an exception.

10.4 – Exceptions

Exceptions to the limited choice policy of conducting personal trading through one of the three authorized brokers – Ameriprise Financial Brokerage, Schwab, or Merrill Lynch – will be rare. If you believe your situation warrants an exception, print and complete the Exception Request Form found in the Appendix on page 32.

If you are granted an exception, you are responsible for ensuring that Personal Trade Compliance receives duplicate confirmations and statements.

An exception to the limited choice policy does not make you exempt from complying with the Code of Ethics.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	53

APPENDIX

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	54

DEFINITIONS

Brokerage Account: A Brokerage Account is an account held at a licensed brokerage firm in which securities are bought and sold (e.g., stocks, bonds, futures, options, Covered Funds). This includes employer-sponsored incentive savings plans.

Closed-End Funds: A closed-end fund is a publicly traded investment company that raises a fixed amount of capital through an initial public offering (IPO). The fund is then structured, listed and traded like a stock on a stock exchange.

Covered Funds / Covered Closed-End Funds: Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter are defined as “Covered.” As of November 15, 2008, Covered Funds and Covered Closed-End Funds include:

•	RiverSource Mutual Funds (both retail and variable portfolio funds)

•	John Hancock Funds (John Hancock Investment Services, LLC)

•	Diversified Investors Portfolios (Diversified Investment Advisors, Inc.)

•	Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.)

•	Nationwide Funds (Nationwide Fund Advisors)

•	Seligman Mutual Funds

•	Tri-Continental Corporation

•	Seligman LaSalle International Real Estate Fund, Inc.

•	Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.)

Mutual Funds: U.S.-registered open-end investment companies, the shares of which are redeemable on any business day at the net asset value, including Mutual Funds that underlie variable annuity and variable life insurance contracts.

Trade Date: Policies that involve holding periods or blackout periods often refer to “trade date” as the time to begin calculating the restriction. “Trade date” is when the trade is first placed, as opposed to “settlement date.” The Code does not use “settlement date” for any of its policies.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	55

Securities Reporting List for Investment Access Persons

This chart lists which securities are subject to Limited Choice* and must be reported on your initial and annual certification	Is Reporting Required & subject to Limited Choice*?	Is Preclearance Required?	60-day hold required? (while realizing a gain)**
American Depository Receipts (ADRs/ADSs/ADUs)	Yes	Yes (against underlying security and ADR/ADS/ADU)	Yes (Investment Personnel only)

Annuities – Fixed (other than market value adjusted annuities)	No	No	No

Annuities – Variable and market value adjusted annuities	Yes Report underlying Covered Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer.	No

Ameriprise Financial Stock	Yes

No

However, Ameriprise Financial stock is subject to all other rules outlined in the Code.

In addition, the Ameriprise Executive Leadership Team needs to preclear with the Corporate Secretary’s office.

Yes (Investment Personnel only)

(Options on) Ameriprise Financial Stock (i.e., puts and calls)	Prohibited	Prohibited	N/A

Ameriprise Financial employee stock options (obtained as a part of an incentive plan)	No	No Except Executive Leadership Team need to preclear with the Corporate Secretary’s office	No

Bonds and other debt instruments, including but not limited to: • Corporate, U.S. Guaranteed or of federally sponsored enterprises (FNMA, GNMA, etc.), Municipal, Closely held	Yes	No	No

Bonds and other direct debt instruments of the U.S. Government: (e.g., Treasury notes/bills/bonds/STRIPS)	No	No	No

Bonds – convertible	Yes	Yes	Yes (Investment Personnel only)

Bank certificates of deposit, Savings Certificates, checking and savings accounts and money market accounts, bankers’ acceptances, commercial paper and high quality short-term debt instruments, including repurchase agreements.	No	No	No

Currency Accounts	No	No	No

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	56

This chart lists which securities are subject to Limited Choice* and must be reported on your initial and annual certification	Is Reporting Required & subject to Limited Choice*?	Is Preclearance Required?	60-day hold required? (while realizing a gain)**
Derivatives (DECS, ELKS, PRIDES, etc.)	Yes	Yes (against both underlying stock & derivative)	Yes (Investment Personnel only)

Futures: commodity, currency, financial, or stock index	Yes	No	No

Index Securities (e.g., S&P 500, SPDRS/SPY, Diamonds/DIA, Cubes/QQQQ, Exchange Traded Funds, Holders Trusts, Power Shares)	Yes	Yes (except broadly based index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

Life Insurance (variable)	Yes Report underlying Covered Funds	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer.	No

Limited Offerings / Private Placements – Equity and Fixed Income	Yes	Yes (See page 12)	No

Limited Partnerships	Yes	Yes	No

Managed or wrap accounts:

• If individual securities held and investor has ability to exercise trading discretion	Yes	Yes	Yes (Investment Personnel only)

• If individual securities held and investor does not have ability to exercise trading discretion	Yes	No	No

• If individual securities not held	Yes	No	No

Money market mutual funds	No	No	No

Mutual Funds (i.e., open-end funds) that are “Covered Funds” (These are Mutual Funds other than money market mutual funds that are advised or sub-advised by RiverSource Investments or Kenwood Capital Management or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter.)	Yes	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 12)	Yes 30-day hold required regardless of a gain or loss. Applies to all Investment Access persons

Mutual Funds (i.e., open-end funds) that are not “Covered Funds”	No	No	No

Closed-End funds

•      *See special blackout periods for Covered Closed End Funds: Tri-Continental Corporation

•      Seligman LaSalle International Real Estate Fund, Inc.

•      Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.)

Yes

Yes

No preclearance required for closed-end funds with 20 or more holdings, except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer.

(See page 12)

Yes 30-day hold required regardless of a gain or loss. (Investment Personnel only) Except for funds with 20+ holdings

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	57

This chart lists which securities are subject to Limited Choice* and must be reported on your initial and annual certification	Is Reporting Required & subject to Limited Choice*?	Is Preclearance Required?	60-day hold required? (while realizing a gain)**
Options on stocks	Yes	Yes Must preclear underlying security (except when closing position in the last 5 business days before expiration)	Yes (Investment Personnel only) Except when closing position 5 business days before expiration
Options: exercise of option to buy or sell underlying stock	Yes	No	No

Options on futures and indices	Yes	Yes (except broadly based Index securities, defined as 20 or more holdings)	Yes (Investment Personnel only) Except for funds with 20+ holdings

REITS (Real Estate Investment Trusts)	Yes	Yes	Yes (Investment Personnel only)

Stocks: common or preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: convertible preferred	Yes	Yes	Yes (Investment Personnel only)

Stocks: short sales (short sales prohibited on Ameriprise Financial stock)	Yes	Yes	Yes (Investment Personnel only)

Stocks (owned) – exchanges, swaps, mergers, tender offers	Yes	No	No

Stocks – public offerings (initial OR secondary)	Prohibited	Prohibited	N/A

Stocks – rights or warrants acquired separately	Yes	Yes	Yes (Investment Personnel only)

Treasury Inflation Protected Securities (TIPS)	No	No	No

Unit Investment Trusts (UITs)	Yes	No	No

529 (College Savings Plans) – Only if the underlying funds are Covered Funds	Yes	No Except for portfolio managers, fixed income sector team leaders or sector team managers, Executive Vice President of Fixed Income Investments and Chief Investment Officer. (See page 12)	Yes 30-day hold required regardless of a gain or loss. Applies to all Investment Access persons

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	58

*	Limited Choice: The Limited Choice policy requires that securities subject to the policy in the preceding table must be held/traded at one of the three Limited Choice brokers—Ameriprise Brokerage, Merrill Lynch or Schwab.
**	For more information regarding the 30-Day Holding Period, see page 12 for the 30-Day Holding Period for Covered Funds and page 13 for the 60-Day Holding Period for Individual Securities.

Special note for automatic investment plans: you do not need to report transactions that are made as part of a regular periodic purchase (or withdrawal). For example: payroll deduction, bank authorizations etc.

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	59

Forms Appendix A: Request for Personal Trading Preclearance

Request for Personal Trading Preclearance

Preclearance Request Process

1.	Investment Access Person: Complete Section A – Request for Trade Approval and fax Request for Preclearance to the Preclearance desk at (612) 678-0150.

2.	Preclearance Desk: Complete Section B – Trade Authorization and fax Request for Preclearance back to Investment Access Person.

Preclearance is only effective for the day it is given.

Please see pages 15 and 25-28 of the Investment Adviser Code of Ethics for Investment Access Persons for questions regarding preclearance requirements.

A. Request for Trade Approval (completed by Investment Access Person):

Last Name:	First Name:

Extension:	Fax Number:

Brokerage Firm:			Approved
☐ AMP Brokerage	☐ Merrill Lynch	☐ Schwab	☐ Exception:
(specify firm name)

Account Number:

Type of Trade:  ☐  Buy                                         ☐  Sell                                         ☐  Short Sale

Ticker:	Preclearance is only effective
for the day it is given.

B. Trade Authorization (To be completed by the Preclearance Group)

Request Approved?                                         ☐  Yes                                         ☐  No

Approved by:	Date/Time (EST)

Log Number:

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	60

Forms Appendix B: Initial Personal Account and Holdings Disclosure

Initial Personal Account and Holdings Disclosure Completion Instructions Investment Access Persons

Below are the steps for completing the Initial Personal Account and Holdings Disclosure (“Initial Certification”) Form found on pages B.2 and B.3:

1.	Write your name, Social Security Number, ID number, and Routing number on the top portion of the form. Please write legibly.

2.	Section 1: Disclose accounts and investments required to be reported. See pages 17-19 of the Code of Ethics for a list of investments required to be reported. If you have no investments required to be reported, please write NONE in Section 1. If you have an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

Complete all columns/fields. Include name, account number, and type of ownership (Individual, Jt, IRA, Roth, Trust etc.). If securities are held outside of a Brokerage Account (i.e. physical stock certificate), write in physical certificate or where they are held in the firm name field.

3.	Section 2: Disclose for-profit companies for which you are a member of the Board of Directors. If you have nothing to disclose, write NONE.

4.	Section 3: Sign and date your form.

5.	Return pages B.2 and B.3 to Personal Trade Compliance (H26/1880) within 5 business days. This is very important due to regulatory timing obligations.

You must complete and return this form even if you have no accounts or holdings to disclose.

ADDITIONAL INFORMATION

Brokerage Accounts: You must disclose all Brokerage Accounts you own or in which you have a beneficial interest (see below for definition of beneficial interest). This includes Ameriprise Brokerage and accounts held with any other broker.

Covered Funds: You must disclose all Covered Funds held direct-at-fund, including variable annuities and variable life insurance. Covered Funds are those Mutual Funds for which RiverSource Investments or Kenwood Capital Management serves as an investment adviser or for which an affiliate of RiverSource Investments or Kenwood Capital Management serves as principal underwriter. As of November 15, 2008, Covered Funds include the RiverSource Mutual Funds (both retail and variable portfolio funds), John Hancock Funds (John Hancock Investment Services, LLC) and Diversified Investors Portfolios (Diversified Investment Advisors, Inc.), Calvert/Ameritas Funds (Calvert Asset Management Company, Inc.) and Nationwide Funds (Nationwide Fund Advisors), Seligman Mutual Funds, Tri-Continental Corporation, Seligman LaSalle International Real Estate Fund, Inc. and Seligman Select Municipal Fund, Inc. (J. & W. Seligman & Co., Inc.) For a current list of Covered Funds, please contact Personal Trade Compliance.

Beneficial Interest: You must disclose accounts in which you have a beneficial interest. This includes accounts held in the name of you, your spouse/partner, or any financially dependent member of your household. Additionally, beneficial interest extends to the following types of accounts if you, your spouse/partner or financially dependent member of your household:

•	Is a trustee or custodian for an account (e.g., for a child or parent)

•	Exercises discretion over an account via a power of attorney arrangement, as an executor of an estate after death, or through providing investment advice for compensation

•	Owns an IRA

•	Participates in an investment club

•	Has another arrangement substantially equivalent to direct or indirect ownership.

NOTE: If none of the above beneficial interest situations apply and you are solely the beneficiary on an account, you do not need to disclose that account.

For questions about securities that you are responsible for disclosing, see pages 25-28 of the Investment Adviser Code of Ethics for Investment Access Persons

Appendix B.1

Questions: contact Personal Trading at 612-671-5196 or send email to PersonalTrading@ampf.com	61

Initial Personal Account and Holdings Disclosure Form

Investment Access Persons

Name:	Social Security #:

ID Number:	Routing #:

Please disclose accounts and holdings that you or any member of your household (spouse/partner and financial dependents) own. A list of investments to be disclosed can be found on page 23-25 of the Code of Ethics.

If you own an account that only contains holdings that are not required to be reported (e.g., a money market), you do not need to report that account.

•	If you do not have any investments to report, please write NONE in Section 1 or leave the section blank.

•	Section 2 MUST be completed. If you have nothing to report in Section 2, write NONE.

Section 1

ACCOUNT/HOLDINGS DETAIL

•	Please complete all columns.

•	If submitting electronically, initial Section 3 and send via email to personal.trading@ampf.com.

•	If submitting a hard copy, sign Section 3 and send to Personal Trade Compliance, H26/1880.

•	Please return this form to Personal Trade Compliance within 5 days due to regulatory timing obligations.

Brokerage Firm Name or Institution Name where securities are held. If securities are not held in an account, list where held	Security Description: Title and Type of security, along with associated ticker symbol (or CUSIP)	Account Number	Ownership Type* / SSN (*Individual, Joint, IRA, UGMA, spousal IRA, etc.) NOTE: Only input the SSN if different from your own)	Quantity Shares or amount

*	E.g. Individual, Joint, IRA, ROTH IRA, UTMA/UGMA, spousal IRA, etc.

If more space is needed, attach the additional information on a separate page. Please sign and date any attached sheets.

Appendix B.2

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Section 2

List any for-profit companies for which you are a member of the Board of Directors (if none, please indicate):

Section 3

By signing this document, I am certifying that:

•	The accounts listed above are the only accounts in which I have a direct or indirect beneficial interest at this time.

•	I understand that failure to completely disclose all of my Brokerage Accounts and Covered Fund accounts to Personal Trade Compliance may result in sanctions, which could lead to termination.

•

The securities listed above are the holdings I have at this time. I understand that failure to completely disclose all of my holdings to Personal Trade Compliance may result in sanctions, which could include termination.

•	If I have one or more managed accounts, I do not have trading discretion for the accounts.

•

I have completely filled out this certification form so a letter authorizing duplicate confirmations and statements can be sent to my broker until my accounts have been transferred to one of the three limited choice brokerage firms.

•

I understand that failure to completely disclose all of my security holdings to Personal Trade Compliance or failure to complete this form by the required due date may result in sanctions, which could include termination.

•	I will not participate in market timing of any Mutual Fund or other pooled vehicle.

•	If I open any new Brokerage Accounts I will notify Personal Trade Compliance in writing by filling out a Brokerage Account Notification form before the first trade is conducted.

•	I have read and understand the Ameriprise Financial Insider Trading Policy and Investment Adviser Code of Ethics document and will abide by them.

Signature	Date

Return to: Personal Trade Compliance— H26/1880

Appendix B.3

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Forms Appendix C: Brokerage Account Notification Form

Brokerage Account Notification Form Process

On the following page is the Brokerage Account Notification Form that is required to be completed if you—or an immediate family member—maintains an external Brokerage Account. The brokers other than Ameriprise Financial Brokerage that are allowed at this time are Schwab or Merrill Lynch only.

Please be sure to:

•	Fill out the Personal Information Section.

•	Fill out the Brokerage Account Information Section.

Reminder: Please submit this form prior to any trading.

If you have questions, please send a Lotus Notes message to Personal Trading or call the Personal Trade Hotline at 612-671-5196.

Please note: Personnel of the former J. & W. Seligman & Co, should submit their form to their compliance representative who will forward it on to Personal Trade Compliance. You cannot enter into the proposed transaction without approval from Personal Trade Compliance.

***This is not an account transfer form and will not cause your securities to move***

BROKERAGE ACCOUNT NOTIFICATION FORM

When to use this form:	Complete this form when opening any new Brokerage Account (including new accounts opened to support an account transfer).

STEP 1: COMPLETE PERSONAL INFORMATION SECTION

Your Name (First and Last)

ID Number (eg., E12345) /Position	/ ☐ Corporate Office ☐ Advisor ☐ Field Employee

Social Security Number

Field or Corporate Office Routing

STEP 2: COMPLETE BROKERAGE ACCOUNT INFORMATION SECTION

Broker Dealer (choose one)
Name on Account	Account Number	Social Security Number	Ownership *	Ameriprise Financial Brokerage	Charles Schwab	Merrill Lynch

*	E.g. Individual, Joint, IRA, UTMA/UGMA, spousal IRA, etc.

STEP 3: SUBMIT COMPLETED FORM TO PERSONAL TRADE COMPLIANCE

A.	To submit via Interoffice mail, send to Personal Trade Compliance, H26 / 1880.

B.	To submit via Lotus Notes message, attach completed form and send to Personal Trading.

Forms Appendix D: Limited Choice Exception Request

Limited Choice Exception Request

Complete this form if one of the situations described below applies to you and you wish to request an exception to the limited choice policy of conducting trading through one of the three authorized firms.

Exception Policy - The typical kinds of situations for which Personal Trade Compliance expects exception requests include:

A.	spouse accounts where your spouse works for a broker/dealer firm that prohibits outside accounts (supporting documentation to include copy of other firm’s policy)

B.	non-transferable limited partnership interests held prior to implementation of limited choice policy (supporting documentation to include copies of statements reflecting these holdings) Note: Other holdings and trading would remain subject to limited choice.

C.	managed accounts where, e.g., you have authorized your broker to exercise investment discretion on your behalf and you have no discretion over what specific securities are traded in the account (supporting documentation to include: written representations from you and from your broker that you have no trading discretion.) You will be required to re-certify annually.

Section 1. Request for Exception (completed by you, please print)

Your Name:	ID Number:	Routing:

☐ CORPORATE OFFICE	☐ ADVISOR	☐ FIELD EMPLOYEE

Exception type described above (also attach supporting documentation):

☐	A

☐	B

☐	C

☐	Other – explain in sufficient detail on an attachment

Broker Name:	Account #

Account Ownership (Name on Account):

Your Signature	Social Security #	Date

Section 2. Exception Review (completed by Personal Trade Compliance)

☐	Request on hold, more documentation needed - Please provide:

☐	Request Denied

☐	Request Approved

1st Level Approval	Date

2nd Level Approval	Date

Return this form and supporting documentation to Personal Trade Compliance via fax at 612-678-0150 or internal routing at H26/1880.

Limited Choice Exception Request	Appendix D.1